ASSET PURCHASE AGREEMENT

                                    AMONG

                              BARTON INCORPORATED,

                       UNITED DISTILLERS GLENMORE, INC.,

              SCHENLEY INDUSTRIES INC., MEDLEY DISTILLING COMPANY,

                     UNITED DISTILLERS MANUFACTURING, INC.,

                                      AND

                          THE VIKING DISTILLERY, INC.


                                August 29, 1995




















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                                           TABLE OF CONTENTS

                                                                                                               Page

                                                ARTICLE I
                                PURCHASE AND SALE OF ASSETS AND LICENSES

         1.1.       Purchase and Sale...........................................................................  1
         1.2.       Assets......................................................................................  1
         1.3.       Excluded Assets.............................................................................  5
         1.4.       Licenses....................................................................................  6
         1.5.       Assumption of Liabilities...................................................................  6
         1.6.       Excluded Liabilities........................................................................  7
         1.7.       Purchase Price..............................................................................  8
         1.8.       Closing Statement...........................................................................  9
         1.9.       Prorations.................................................................................. 12

                                                ARTICLE II
                               REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         2.1.       Organization, Good Standing, and Power...................................................... 12
         2.2.       Authority................................................................................... 13
         2.3.       Compliance with Applicable Laws............................................................. 15
         2.4.       U.S. Trademarks............................................................................. 15
         2.5.       Foreign Trademarks.......................................................................... 16
         2.6.       Licensed Marks.............................................................................. 17
         2.7.       Other Intellectual Property................................................................. 19
         2.8.       Title to Certain Assets..................................................................... 20
         2.9.       Purchaser's Title to Assets................................................................. 20
         2.10.      Litigation.................................................................................. 21
         2.11.      Assigned Contracts.......................................................................... 21
         2.12.      Manufacturing Equipment..................................................................... 22
         2.13.      Title to Properties; Encumbrances........................................................... 23
         2.14.      Employees................................................................................... 25
         2.15.      Employee Benefits........................................................................... 26
         2.16.      Environmental and Safety Requirements....................................................... 28
         2.17.      Product Liability........................................................................... 29
         2.18.      Permits..................................................................................... 30
         2.19.      Conduct of Business......................................................................... 30
         2.20.      Rebate and Promotional Programs............................................................. 32
         2.21.      Salaries.................................................................................... 32
         2.22.      Shipments and Depletions.................................................................... 32
         2.23.      Product Profit and Loss Statements.......................................................... 33
         2.24.      Taxes....................................................................................... 33
         2.25.      Distributors................................................................................ 33
         2.26.      Suppliers and Customers..................................................................... 34


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         2.27.      Accuracy of Information..................................................................... 34
         2.28.      Brokers..................................................................................... 34
         2.29.      No Implied Warranties....................................................................... 34

                                               ARTICLE III
                                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         3.1.       Organization, Good Standing, and Power...................................................... 35
         3.2.       Authority................................................................................... 35
         3.3.       Litigation.................................................................................. 37
         3.4.       Funding..................................................................................... 37
         3.5.       Accuracy of Information..................................................................... 38
         3.6.       Brokers..................................................................................... 38

                                                ARTICLE IV
                                  CONDITIONS TO OBLIGATIONS OF THE PURCHASER

         4.1.       Accuracy of Representations and Compliance with Covenants and
                    Conditions.................................................................................. 38
         4.2.       Other Closing Documents..................................................................... 39
         4.3.       No Governmental Action...................................................................... 39
         4.4.       Hart-Scott-Rodino Waiting Period............................................................ 40
         4.5.       Required Consents Needed.................................................................... 40
         4.6.       Other Agreements............................................................................ 40
         4.7.       Licenses.................................................................................... 41
         4.8.       Governmental Filings........................................................................ 41
         4.9.       Title To Facilities......................................................................... 42
         4.10.      Financing................................................................................... 42
         4.11.      Damage or Destruction....................................................................... 42
         4.12.      No Material Adverse Change.................................................................. 42

                                                ARTICLE V
                                  CONDITIONS TO OBLIGATIONS OF THE SELLERS

         5.1.       Accuracy of Representations and Compliance with Covenants and
                    Conditions.................................................................................. 43
         5.2.       Other Closing Documents..................................................................... 44
         5.3.       No Governmental Action...................................................................... 44
         5.4.       Hart-Scott-Rodino Waiting Period............................................................ 44
         5.5.       Required Consents Needed.................................................................... 44
         5.6.       Other Agreements............................................................................ 44
         5.7.       Licenses.................................................................................... 45
         5.8.       Governmental Filings........................................................................ 45




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                                                ARTICLE VI
                                      PRE- AND POST-CLOSING COVENANTS

         6.1.       Access to Information....................................................................... 45
         6.2.       Costs, Expenses, and Taxes.................................................................. 47
         6.3.       Bulk Sales.................................................................................. 47
         6.4.       Insurance................................................................................... 47
         6.5.       Bottles..................................................................................... 48
         6.6.       Operation in Ordinary Course................................................................ 48
         6.7.       Governmental Filings and Approvals.......................................................... 51
         6.8.       Additional Actions.......................................................................... 52
         6.9.       Distributors................................................................................ 53
         6.10.      Title Commitments and Surveys............................................................... 54
         6.11.      Employee Matters............................................................................ 54
         6.12.      Assistance In Collecting Certain Amounts.................................................... 60
         6.13.      Differentiation Between Products of the Sellers and the Purchaser........................... 61
         6.14.      Certain Financial Information............................................................... 61
         6.15.      Intangible Property......................................................................... 61
         6.16.      Rebate Programs............................................................................. 61
         6.17.      Use Up Rights............................................................................... 62
         6.18.      Required Consents........................................................................... 63
         6.19.      Name Change................................................................................. 63
         6.20.      Destroying Boiler House/Chimney Stack....................................................... 63
         6.21.      Customers and Suppliers..................................................................... 64
         6.22.      Other Agreements............................................................................ 64

                                               ARTICLE VII
                                                 CLOSING

         7.1.       The Closing................................................................................. 64
         7.2.       Documents Delivered by the Sellers.......................................................... 65
         7.3.       Documents Delivered by Purchaser............................................................ 68
         7.4.       Delivery; Risk of Loss...................................................................... 69

                                               ARTICLE VIII
                                             INDEMNIFICATION

         8.1.       Indemnification by the Sellers.............................................................. 70
         8.2.       Indemnification by the Purchaser............................................................ 73
         8.3.       Indemnification Procedure for Third Party Claims............................................ 74
         8.4.       Direct Claims............................................................................... 77
         8.5.       Failure to Give Timely Notice............................................................... 78
         8.6.       Reduction of Losses......................................................................... 78
         8.7.       Subrogation................................................................................. 79



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         8.8.       Limitations on Indemnities.................................................................. 79
         8.9.       Survival of Representations, Warranties and Covenants; Time Limits
                    on Indemnification Obligations.............................................................. 81
         8.10.      Defense of Claims; Control of Proceedings................................................... 81
         8.11.      Fraud....................................................................................... 82
         8.12.      Knowledge Prior to Closing.................................................................. 82
         8.13.      Exclusivity................................................................................. 82
         8.14.      Environmental Matters....................................................................... 82
         8.15.      Contribution................................................................................ 85

                                                ARTICLE IX
                                                TERMINATION

         9.1.       Termination................................................................................. 86
         9.2.       Effect of Termination....................................................................... 87

                                                ARTICLE X
                                               DEFINITIONS

         10.1.      Defined Terms............................................................................... 87

                                                ARTICLE XI
                                            GENERAL PROVISIONS

         11.1.      Notices.....................................................................................107
         11.2.      Counterparts................................................................................108
         11.3.      Entire Agreement; No Third Party Beneficiaries..............................................108
         11.4.      Governing Law...............................................................................108
         11.5.      Publicity; Confidentiality..................................................................109
         11.6.      Assignment..................................................................................109
         11.7.      Section Headings............................................................................109
         11.8.      Partial Invalidity..........................................................................110
         11.9.      Waiver and Amendment........................................................................110
         11.10.     Jurisdiction, Venue, and Service of Process.................................................110
         11.11.     No Set-Off..................................................................................110



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         ASSET  PURCHASE  AGREEMENT  dated as of August 29,  1995,  among Barton
Incorporated, a Delaware corporation (the "Purchaser"), United Distillers Glenmore, Inc., a Delaware corporation ("UDG"), and each of the entities listed on Schedule I (UDG and such entities are collectively referred to as the "Sellers" and individually, each a "Seller").

         WHEREAS, the Sellers wish to sell to the Purchaser, and the Purchaser wishes to purchase, certain assets, upon the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                    PURCHASE AND SALE OF ASSETS AND LICENSES
         SECTION 1.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date and at the Closing the Sellers will sell, assign, transfer, convey, and deliver (in such manner as is customary) to the Purchaser, and the Purchaser will purchase from the Sellers, the Assets.

     SECTION 1.2. Assets. Subject to Section 1.3, the term "Assets" means: (a) all of the Sellers' rights, titles, and interests in the United States in and to
(i) the trademarks listed in Schedule 1.2(a)-1 and Schedule 1.2(a)-2, (ii) the United States trademark registrations and trademark applications therefor, and
(iii) the other brand names listed in Schedule 1.2(a)-1 and Schedule 1.2(a)-2 (collectively, the "U.S. Trademarks"), in each case together with the goodwill of the business symbolized thereby;
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                  (b) all of the Sellers' rights,  titles, and interests outside of the United States,  if any, in and to (i) the  trademarks  listed in
         Schedule 1.2(a)-1, (ii) the foreign trademark registrations and trademark applications therefor listed in Schedule 1.2(b), and (iii) the other brand names listed in Schedule 1.2(a)-1 (collectively, the "Foreign Trademarks"), in each case together with the goodwill of the business symbolized thereby;

                  (c) all of the Sellers'  rights under the Contracts  listed on
         Schedule 1.2(c)-1 (the "Chi-Chi's/Fleischmann's Licenses"), including without limitation all of the Sellers' rights under the Chi-Chi's/Fleischmann's Licenses with respect to (i) the trademarks listed in Schedule 1.2(c)-2, (ii) the United States and foreign trademark registrations and trademark applications therefor, and (iii) the other brand names listed in Schedule 1.2(c)-2 (collectively, the "Chi-Chi's/Fleischmann's Trademarks"), together in each case with the goodwill of the business symbolized thereby;

                  (d) all of the Sellers' formulae, recipes, and blending instructions currently used in the production of the Products or necessary to enable the Purchaser to produce such Products (the "Formulae") (subject to the Sellers' continued rights to use the Formulae for Light Rum and Dark Rum which have heretofore been used by the Sellers in the production of products other than the Products);

                    (e) all of UDG's rights, title, and interest in and to the Mr. Boston Copyright;

                    (f) all of the Sellers' rights, titles, and interests in and to the real property, including the improvements thereon and fixtures thereto, and tanks and related piping, in Owensboro, Kentucky and Albany, Georgia, as more fully described in the legal

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         descriptions and plats of survey included on Schedule 1.2(f) (including
         the  improvements   located  on  property  leased  under  the  Assigned
         Contracts, the "Plants");

                  (g) the machinery, equipment, furnishings, change parts, and other tangible property owned by the Sellers and listed on Schedule 1.2(g), wherever located, subject to such changes from such list between the date hereof and the Closing Date as occur in the ordinary course of business, and all other such assets located at the Plants and all other tooling, repair parts, and similar equipment located at the Plants (other than any such assets which are leased under the Assigned Contracts) (the "Manufacturing Equipment");

                  (h) the inventories of finished goods of the Sellers related to the Products and, to the extent owned by the Sellers or their Affiliates, to the Heaven Hill Products as in existence at the Closing, wherever located (the "Finished Goods Inventory");

                  (i) the inventories of raw materials (including barreled bulk whiskey at the Plant in Albany, Georgia), labels, dry supplies, stores, and work-in-progress (including tank inventories at the Plants) of the Sellers related to the Products or the operation of the Plants (including any such inventories of a type which are used in connection with both Products and products to be produced by the Purchaser or a Purchaser Subsidiary pursuant to the Bottling Agreement) and, to the extent owned by the Sellers or their Affiliates, to the Heaven Hill Products as in existence at the Closing, wherever located (the "Materials Inventory");

                    (j) the types of advertising, promotional, and point of sale materials of the Sellers (including, but not limited to, all drawings, plans, artwork, slides, transparencies,


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         screen proofs,  printing plates,  and  lithographs)  listed on Schedule
         1.2(j) and at the locations listed on Schedule 1.2(j), in the quantities existing at the Closing, and all copies of the Mr. Boston Official Bartender's and Party Guide owned by the Sellers at Closing (collectively, the "Literature");

                  (k) all of the Sellers' rights, titles, and interests in any copyrights, trade dress, label designs, bottle designs, and other designs, trade secrets, inventions, models, manufacturing know-how, and any other similar intellectual property rights relating solely to the Products, in each case which are not otherwise conveyed or licensed to the Purchaser hereunder, together with the goodwill of the business symbolized thereby (the "Intellectual Property");

                  (l) all of the Sellers' rights, titles, and interests in any label and formula approvals and price postings relating solely to the Products (in each case, to the extent the Sellers have, and under Law have the right to assign or sell, such rights, titles, and interests), together with the goodwill of the business symbolized thereby;

                  (m) all rights of the Sellers under the Assigned Contracts, including and without limitation the Assigned Contracts listed on
         Schedule 1.2(m) (and including and without limitation Orders for dry supplies);

                  (n) all of the Sellers' rights, titles, and interests, if any, in the trade names listed on Schedule 1.2(n), along with the goodwill of the business associated therewith (the "Trade Names");

                    (o) all prepaid expenses (including unamortized license fees) related to the foregoing and listed on Schedule 1.2(o) (the "Prepaid Expenses");



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                    (p) all  records  relating  solely  to the  Products  or the operation of the Plants of the types set forth on Schedule 1.2(p) (the "Records"); and

                    (q) all of the Sellers' rights, if any, with respect to the glass molds listed on Schedule 1.2(q) (the "Transferred Molds").

          SECTION 1.3. Excluded Assets. Notwithstanding anything to the contrary contained herein, the Assets shall not include any of the following (collectively, the "Excluded Assets"): (a) any real property or interests therein owned or leased by the Sellers other than the Plants; (b) any rights outside the United States in the trademarks and brand names listed on Schedule 1.2(a)-2 or any non-United States trademark registrations or applications related thereto; (c) any interest in brand names, trademarks, or trade names owned or licensed by any of the Sellers other than the Trademarks, the Chi-Chi's/Fleischmann's Trademarks, and the Trade Names; (d) any cash, reserves, bank balances, or other cash equivalents or similar investments of the Sellers;
(e) any accounts receivable of the Sellers; (f) any rights of the Sellers under any Contract that is not an Assigned Contract; (g) any equipment or other assets listed on Schedule 1.3(g), any other repair parts, tooling, stores, or similar assets used solely in the business of Clarendon, the formulae for the products produced by Clarendon, or any other intellectual property used solely in the business of Clarendon, (h) any rights of the Sellers with respect to the intellectual property subject to the Container Licenses, (i) any rights of the Sellers in any glass molds other than the Transferred Molds and the rights to use certain other molds as set forth in Section 6.5, (j) any rights with respect to any tax refunds for periods ending on or before the Closing Date, (k) any computer hardware or software other than as listed on Schedule 1.2(g) or
Schedule 1.2(m), or (l) any assets described on Schedule 1.3(l).


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          SECTION 1.4. Licenses.  (a) In addition to the transfer of the Assets, at the Closing UDG will execute and deliver to the Purchaser licenses, in all substantive respects in the forms attached hereto as Exhibit 1.4(a), with respect to rights in certain container patents and designs (the "Container Licenses").

         (b) In addition to payment of the Purchase Price and the assumption of Assumed Liabilities, at the Closing the Purchaser will execute and deliver to the Sellers a license, in all substantive respects in the form attached hereto as Exhibit 1.4(b), with respect to the use of the "Schenley" Trademark for the territories and product described in such license (the "Schenley License" and, together with the Container Licenses, the "Licenses").

         SECTION 1.5. Assumption of Liabilities. In partial consideration for the transfer of the Assets and the grant of the Container Licenses, in addition to payment of the Purchase Price as provided in Section 1.7 and Section 1.8, the Purchaser will at the Closing assume only the following liabilities (the "Assumed Liabilities"):

                  (a) all obligations for which the Purchaser is responsible as provided in the first sentence of Section 1.9 or in Section 6.2 or Section 6.11;

                  (b) all of the obligations of the Sellers to be performed under the Assigned Contracts after the Closing Date, exclusive of (i) payments of money to be made by the Sellers after the Closing Date, the obligation for which accrued on or prior to the Closing Date, (ii) obligations of the Sellers to indemnify other parties to the Assigned Contracts for acts or omissions of the Sellers or their Affiliates on or prior to the Closing Date, and (iii) liabilities subject to indemnification by the Sellers under Section 8.1(a);




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                  (c) any liability  arising from or relating to any (i) refusal by the Purchaser to deal with any of the Distributors, (ii) termination by the Purchaser after the Closing Date of any distributors who were, or at or after the Closing became, distributors of products (including the Products) sold by the Purchaser, (iii) withdrawal of Products from any Distributor, or (iv) termination of or withdrawal of Products from any Distributor deemed to have occurred as a result of the Sellers having sold the Trademarks or assigned the Chi-Chi's/Fleischmann's Licenses to the Purchaser, provided that the Purchaser shall not assume
         any  liabilities   under  this  Section  1.5(c)  with  respect  to  the
         Distributor identified on Schedule 6.9(a) as excluded from this Section 1.5(c); and

                  (d) any liability for returns made by Distributors after the Closing Date, except that the Sellers shall remain liable for, and the Purchaser shall not assume liability for, any such returns of goods (i) for which the Distributor gives notice within the 90 days commencing on the Closing Date and are in accordance with the Sellers' policies attached hereto as Schedule 1.5(d) or (ii) which were produced by the Sellers prior to the Closing Date as part of a production run no part of which is included in the Finished Goods Inventory at the Closing Date (provided, that nothing in this Section 1.5(d) shall limit the Sellers' obligations under Section 8.1(g)). SECTION 1.6. Excluded Liabilities. The Assumed Liabilities shall not include, and the Purchaser shall not, and as of the Closing will not, assume, undertake, accept, or be bound by or in any way be liable or responsible for, and the Sellers will be and remain liable for,
         (a) any liabilities of the Sellers for which the Sellers are responsible to indemnify the Purchaser



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under  Section  8.1(a)  (without  giving  effect to the  limitations  imposed in
Sections 8.8 or 8.9); (b) any liabilities of the Sellers under Contracts other than the Assigned Contracts; (c) any liabilities of the Sellers for indebtedness for money borrowed or any guarantees thereof; (d) any Employee Plan; (e) all obligations for which the Sellers are responsible as provided in the first sentence of Section 1.9; or (f) any other liabilities of the Sellers not expressly assumed herein (collectively, the "Excluded Liabilities").

         SECTION 1.7. Purchase Price. (a) In consideration of the transfer to the Purchaser of the Assets and the grant of the Container Licenses, the Purchaser will pay to UDG for the benefit of the Sellers, in the manner provided in this Section 1.7 and in Section 1.8, the sum (the "Purchase Price") of (i) $144,312,522 (the "Estimated Purchase Price") and (ii) the Book Value Adjustment.

         (b) Set forth on Schedule 1.7(b) is the parties' calculation of the Estimated Purchase Price. Not less than five business days prior to the Closing Date, the Sellers shall deliver to the Purchaser an updated statement setting forth the Sellers' good faith estimate of the Purchase Price (the "Closing Amount"), including estimates of the Book Value Adjustment (the "Estimated Book Value Adjustment") and of each of items (i)-(iii) in the definition of Book Value Adjustment, together with reasonably detailed supporting documentation for such estimate. At the Closing, the Purchaser shall pay to UDG, for the benefit of the Sellers, the Closing Amount by wire transfer of immediately available funds.

         (c) The Purchase Price shall be allocated among the Assets and the Container Licenses by each party consistently with the principles of Section 1060 of the Code and the regulations promulgated thereunder.

         SECTION 1.8. Closing Statement. (a) Within 60 days after the Closing Date, UDG shall deliver to the Purchaser a statement (the "Closing Statement") setting forth the Closing Adjustment and the amounts of each of items (i)-(iii) in the definition of Book Value Adjustment (the "Book Value Calculation"). The Purchaser will provide to the Sellers and its representatives access at all reasonable times to the Assets and any books and records related thereto for the purposes of preparing the Closing Statement.

         (b) The Purchaser may, by notice given to UDG within 60 days of receipt of the Closing Statement, dispute the Closing Adjustment and Book Value Calculation as set forth in the Closing Statement, including the reasons therefor. If the Purchaser does not send such a notice, the Closing Statement and the Closing Adjustment and Book Value Calculation as set forth therein shall be final and binding. If the Purchaser should send such a notice, the Purchaser and UDG shall seek in good faith to resolve any dispute. During such period of time, UDG and the Sellers' Accountants shall use their commercially reasonable efforts to cooperate with the Purchaser and the Purchaser's Accountants and provide access to the work papers of the Sellers' Accountants relevant to the Closing Statement.

         (c)(i) If the Purchaser shall have disputed the Closing Statement and the Purchaser and UDG shall not have reached written agreement as to the Closing Adjustment and Book Value Calculation prior to the 90th calendar day after the date of delivery of the Closing Statement, then either the Sellers or the Purchaser may by notice to the other submit to the Unaffiliated Firm for determination, in accordance with this Section 1.8(c), the amount of the Closing Adjustment. Any such determination made by the Unaffiliated Firm shall be conclusive and binding on all parties to this Agreement.

         (ii) The "Unaffiliated Firm" shall be a "Big Six" accounting firm (other than the Sellers' Accountants, the Purchaser's Accountants, or any other such firm which, at the time of or within the three years prior to its selection, shall have been regularly employed by or had any other material business relationship with the Sellers, the Purchaser, or any of their Affiliates) selected by lot. If no "Big Six" firm can or will accept such engagement, the parties agree that the Unaffiliated Firm shall be selected by agreement between the Sellers' Accountants and the Purchaser's Accountants.

         (iii) Within 30 days after the giving of the notice under Section 1.8(c)(i) (or the selection of the Unaffiliated Firm, if later), the Purchaser and the Sellers shall each propose a Closing Adjustment to the Unaffiliated Firm, together with the reasons therefor, in writing.

         (iv) The amount determined by the Unaffiliated Firm (acting as an expert and not as an arbitrator) shall not be higher than the higher of the proposed Closing Adjustment or lower than the lower of the proposed Closing Adjustment. The Unaffiliated Firm shall render its decision within 30 days after the last submission under Section 1.8(c)(iii). Notwithstanding the foregoing, if the difference between the proposed Closing Adjustments shall be less than $200,000, the Closing Adjustment shall be the average of the proposed Closing Adjustments and the Unaffiliated Firm shall not render any decision.

         (d) Promptly, but in any event not more than 15 days, after determination of the Closing Adjustment, whether pursuant to the second sentence of Section 1.8(b), by agreement of the parties, or by decision of the Unaffiliated Firm, (A) if the Closing Adjustment is a negative amount, UDG shall pay the absolute value of such amount to the Purchaser, and (B) if the Closing Adjustment is a positive amount, the Purchaser shall pay such amount to UDG, for the benefit of the Sellers, in either case together with simple interest on the Closing Adjustment at the Prime Rate for the period from the Closing Date to and through the date of payment. All payments made under this Section 1.8(d) shall be made by wire transfer of immediately available funds.

         (e) The fee of the Unaffiliated Firm for any  determination  under this
Section 1.8 shall be shared as follows: the Purchaser shall bear that portion of such fee equal to the total fee multiplied by a fraction, the denominator of which shall be the difference between the Closing Adjustment as initially proposed to the Unaffiliated Firm by the Sellers and the Closing Adjustment as initially proposed to the Unaffiliated Firm by the Purchaser, and the numerator of which shall be the difference between the Closing Adjustment as determined by the Unaffiliated Firm and the Closing Adjustment as initially proposed by the Purchaser; and the Sellers shall bear the remainder of such fees.

         (f) Nothing herein shall be construed to (i) authorize or permit the Unaffiliated Firm to arbitrate or determine any question or matter whatever under or in connection with this Agreement except the specific items in dispute between the parties with respect to the amount of the Closing Adjustment to be determined in accordance with the provisions of this Agreement or (ii) require the Unaffiliated Firm to follow the rules of the American Arbitration Association or any other body in making such determination.

         (g) The accounting principles and procedures set forth in the Accounting Methodology described on Schedule 1.8(g) have been and will be used in calculating the Estimated Purchase Price, the Estimated Book Value Adjustment, and the Book Value Adjustment.

         SECTION 1.9. Prorations. With respect to the items listed on Schedule 1.9, for any period commencing before and ending after the Closing Date, the Sellers and the Purchaser shall, except as may be otherwise provided herein, make such arrangements as may be necessary such that the Sellers will bear such obligations up to the Closing Date and the Purchaser will bear such obligations thereafter. In addition, the parties will make such arrangements as may be necessary so that UDG will receive the royalties under the Mr. Boston Contract and other Contracts referred to on Schedule 1.9 for the period through the Closing Date and the Purchaser will receive such royalties for the period after the Closing Date. Prorations shall be made in the manner provided for each item on Schedule 1.9 as is described on Schedule 1.9. The arrangements referred to in this Section 1.9 will include a net payment from one party to the other as described on Schedule 1.9 on the Closing Date and from time to time after the Closing Date, if necessary.


                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers, jointly and severally, represent and warrant to, and agree with, the Purchaser as follows:

         SECTION 2.1. Organization, Good Standing, and Power. Each Seller is a corporation duly organized, validly existing, and in good standing under the laws of its state of organization and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own or hold under lease the Assets owned or held by it under lease. All of the capital stock of each Seller (other than UDG) is owned, directly or indirectly, by UDG.

         SECTION 2.2. Authority. Each Seller and each Seller Affiliate has all requisite corporate power and authority to execute and deliver whichever of this Agreement, the Licenses, the Transfer Documents, and the Other Agreements to which it is or will be a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement, the Licenses, each Other Agreement, and the Transfer Documents and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of the Sellers other than UDG and the Seller Affiliates, prior to Closing will have been) duly authorized by all necessary corporate action on the part of the Sellers and the Seller Affiliates in accordance with applicable Law and their respective certificates of incorporation and by-laws. This Agreement has been, and at the Closing the Licenses, each Other Agreement, and each Transfer Document will be, duly executed and delivered by the Sellers and each Seller Affiliate, each to the extent it is a party thereto. This Agreement constitutes, and the Licenses, each Other Agreement, and each Transfer Document when executed and delivered will constitute, a valid and binding obligation of the Sellers or the Seller Affiliate party thereto, as the case may be, enforceable against such Sellers or Seller Affiliate in accordance with its terms, subject as to enforceability to bankruptcy, reorganization, insolvency, moratorium, and other similar Laws and general equitable principles from time to time in effect affecting the enforceability of creditors' rights generally. Except for making the Governmental Filings, and obtaining the other consents (if any) of Governmental Entities, listed on Schedule 2.2 and for expiration of the waiting period under the HSR Act, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Governmental Entity is required on the part of any of the Sellers or any Seller Affiliate for the execution, delivery, or performance of this Agreement, the Licenses, the Other Agreements, and the Transfer Documents by the Sellers and the Seller Affiliates and the consummation of the transactions contemplated hereby and thereby. Except for the Required Consents as listed on Schedule 1.2(m) and Schedule 2.2, and provided that the Purchaser meets (or the relevant licensor waives) the Chi-Chi's Requirements as described on Schedule 1.2(c)-1, no consent of any party to any Contract to which any of the Sellers or Seller Affiliates, or to which any of the Sellers or Seller Affiliates or any of their businesses, properties, or assets are subject, is required for the execution, delivery, or performance by the Sellers and the Seller Affiliates of this Agreement, the Licenses, the Other Agreements, and the Transfer Documents and the consummation of the transactions contemplated hereby and thereby; the execution, delivery, and performance of this Agreement, the Licenses, the Other Agreements, and the Transfer Documents by the Sellers and the Seller Affiliates will not (if the Required Consents are obtained prior to the Closing and the Chi-Chi's Requirements are satisfied or waived) violate, result in the breach of, or constitute a default under any of the Assigned Contracts or any other Contract to which any of the Sellers is a party and which affects any of the Assets, or violate or result in a breach of the certificate of incorporation or by-laws of any of the Sellers or Seller Affiliates; and (if the waiting period under the HSR Act has expired and all Governmental Filings and other consents of Governmental Entities listed on Schedule 2.2 are obtained or made) the execution, delivery, and performance of this Agreement, the Licenses, the Other Agreements, and the Transfer

Documents by the Sellers and the Seller Affiliates will not violate, result in a breach of, or conflict with any Law binding on any of the Sellers or Seller Affiliates or to which any of the Assets are subject.

         SECTION 2.3.  Compliance with Applicable  Laws.  Except as set forth on
Schedule 2.3, (a) each of the Sellers has complied with all Laws pertaining to the Business and no Seller has received any pending written or, to the Sellers' Knowledge, oral notice of any alleged violation of or liability under any such Laws and (b) without limiting the foregoing, each Seller has complied with all applicable Laws relating to antitrust and trade regulations pertaining to the Business; provided, that no representation is made in this Section 2.3 with respect to Environmental and Safety Requirements or Laws relating to the employment of labor. Any construction at the Plants since the effective date of applicable provisions of the ADA has been performed in compliance with the requirements of the ADA.

         SECTION 2.4. U.S. Trademarks. Each U.S. Trademark identified with a registration or application number on Schedule 1.2(a)-1 or Schedule 1.2(a)-2 is owned by the Seller indicated on such schedule as owning such U.S. Trademark and is registered or application for registration has been made, solely in the name of such Seller (or in a prior name of such Seller), on the Principal or Supplemental Register (as indicated on such schedule) of the United States Patent and Trademark Office, under the registration or application numbers set forth on such schedules; the status of each such application is set forth on such schedules; each such registration indicated on such schedules as currently in use is valid; except as set forth on such schedules, each such registration is in full force and effect; and such Seller has authority to assign such U.S. Trademarks and their associated goodwill and registrations or applications to the Purchaser as contemplated by this Agreement. The Sellers have authority to assign the Trade Names to the Purchaser as contemplated by this Agreement. The U.S. Trademarks and the Trade Names are held by the Sellers free and clear of all Liens except for the licenses included in the Assigned Contracts and licenses granted to the Purchaser or its Affiliates. To the Knowledge of the Sellers, no third party has acquired, or claims to have acquired, any right, title, or interest in and to any U.S. Trademark or Trade Name on or in connection with the Products by virtue of the registration or use of, or intent to use, such U.S. Trademark or Trade Name on or in connection with the Products in all or in any geographic areas of the United States, except for the licenses included in the Assigned Contracts, licenses granted to the Purchaser or its Affiliates, and the rights of third parties described on Schedule 2.4. None of the Sellers is a party to any pending suit, dispute, or claim, nor has received any pending written or, to the Sellers' Knowledge, oral notice of any threatened suit, dispute, or claim, regarding the registration or use of, or intent to use, the U.S. Trademarks or Trade Names. To the Knowledge of the Sellers, except as set forth on Schedule 2.4, no trademark right of any third party will be infringed by the use by the Purchaser in the United States of the U.S. Trademarks or Trade Names which are in use in the United States as indicated on Schedules 1.2(a)-1 and 1.2(a)-2, provided such use is not materially different from the manner in which such U.S. Trademarks or Trade Names have been used by the Sellers prior to the date of this Agreement.

         SECTION 2.5. Foreign Trademarks. Each Foreign Trademark identified with a registration or application number on Schedule 1.2(b) is owned by the Seller indicated on Schedule 1.2(b) as owning such Foreign Trademark and is registered or application for registration has been made, solely in the name of such Seller (or in a prior name of such Seller) under the registration or application numbers set forth on
Schedule 1.2(b), and such Seller has authority to assign such Foreign Trademarks and their associated goodwill and registrations and applications to the Purchaser as contemplated by this Agreement. To the Knowledge of the Sellers, the Foreign Trademarks are held by the Sellers free and clear of all Liens, except for the licenses included in the Assigned Contracts or granted pursuant to the Terminated Foreign Distributor Agreements listed on Schedule 6.9(b). To the Knowledge of the Sellers, without investigation, no third party has acquired, or claims to have acquired, any right, title, or interest in and to any Foreign Trademark or Trade Name on or in connection with the Products by virtue of the registration or use of, or intent to use, such Foreign Trademark or Trade Name on or in connection with the Products in all or in any geographic areas outside of the United States in which such Foreign Trademark is registered as shown on Schedule 1.2(b) or in which such Trade Name is used, except for the licenses granted pursuant to such Terminated Foreign Distributor Agreements and the rights of third parties described on Schedule 2.4. None of the Sellers is a party to any pending suit, dispute, or claim, nor has received any pending written notice of any threatened suit, dispute, or claim, regarding the registration or use of, or intent to use, the Foreign Trademarks or Trade Names. To the Knowledge of the Sellers without investigation, except as set forth on
Schedule 2.4, no trademark right of any third party will be infringed by the use by the Purchaser of any Foreign Trademark in the geographic areas outside the United States in which such Foreign Trademark has been used by the Sellers, provided such use is not materially different from the manner in which such Foreign Trademark has been used by the Sellers in such geographic areas prior to the date of this Agreement.

         SECTION 2.6. Licensed Marks. To the Knowledge of the Sellers (without investigation, as to foreign registrations and Section 2.6(b)), (a) each Chi-Chi's/Fleischmann's Trademark identified with a registration number on
Schedule 1.2(c)-2 is owned by the respective Chi-Chi's/Fleischmann's Licensor and is registered, solely in the name of such Chi-Chi's/Fleischmann's Licensor, on the Principal or Supplemental Register of the United States Patent and Trademark Office or on various foreign registries as set forth on such schedule under the registration numbers set forth on Schedule 1.2(c)-2, each such United States registration indicated on Schedule 1.2(c)-2 as currently in use is valid, and each such United States registration is in full force and effect and (b) the Chi-Chi's/Fleischmann's Trademarks are held by the Chi-Chi's/Fleischmann's
Licensors  free  and  clear  of all  Liens  except  the  Chi-Chi's/Fleischmann's
Licenses. The Sellers have authority to assign the Chi-Chi's/Fleischmann's Licenses to the Purchaser as contemplated by this Agreement, provided the Purchaser satisfies the Chi-Chi's Requirements or such requirements are waived. The Sellers and, to the Knowledge of the Sellers without investigation, each Chi-Chi's/Fleischmann's Licensor, have complied in all material respects with all Laws of the United States or any subdivision thereof applicable to or affecting the Chi-Chi's/Fleischmann's Trademarks and no Seller nor, to the Knowledge of the Sellers without investigation, any Chi-Chi's/Fleischmann's Licensor has received any pending notice of any asserted violation of any such Laws. To the Knowledge of the Sellers without investigation, except as may be reflected in the Chi-Chi's/Fleischmann's Licenses, no third party has acquired, or claims to have acquired, any right, title, or interest in or to any Chi-Chi's/Fleischmann's Trademark on or in connection with the Products by virtue of the registration or use of, or intent to use, such Chi-Chi's/Fleischmann's Trademark on or in connection with the Products in all or in any geographic areas of the United States or in all or in any geographic areas outside of the United States in which such Chi-Chi's/Fleischmann's Trademark is registered as shown on Schedule 1.2(c)-2. None of the Sellers nor, to the Knowledge of the Sellers without investigation, any Chi-Chi's/Fleischmann's Licensor is a party to any pending suit, dispute, or claim, nor have any of the Sellers nor, to the Knowledge of the Sellers without investigation, any Chi-Chi's/Fleischmann's Licensor received any pending written notice of any threatened suit, dispute, or claim, regarding the registration and use of, or intent to use, any Chi-Chi's/Fleischmann's Trademark. No Seller, nor, to the Knowledge of the Sellers, any
Chi-Chi's/Fleischmann's Licensor, is in breach or default under any Chi-Chi's/Fleischmann's License.

         SECTION 2.7. Other Intellectual Property. There are no trademarks, service marks, trade names, copyrights, patents, or other intellectual property owned or licensed by the Sellers and used in the conduct of the Business, other than (a) the Trademarks, the Chi-Chi's/Fleischmann's Trademarks, the Trade Names, and the intellectual property subject to the Container Licenses, (b) the Mr. Boston Copyright and common law rights, if any, in the Formulae, the Records, the Literature, and the Intellectual Property (the intellectual property referred to in this Section 2.7(b) being the "Other Intellectual Property"), and (c) customer lists and other intellectual property included in the Excluded Assets. Except for the Mr. Boston Copyright and approvals or registrations relating to the Formulae, none of the Other Intellectual

Property has been registered or filed with any Governmental Entity. The Other Intellectual Property is owned by the Sellers free and clear of all Liens except for the licenses included in the Assigned Contracts and licenses granted to the Purchaser or its Affiliates. To the Knowledge of the Sellers, no third party has acquired, or claims to have acquired, any right, title, or interest in and to any Other Intellectual Property in connection with the Products by virtue of the registration or use of, or intent to use, such Other Intellectual Property on or in connection with the Products in all or in any geographic areas of the United States, except for the licenses included in the Assigned Contracts, licenses granted to the Purchaser or its Affiliates, and the rights of third-parties described on Schedule 2.4. None of the Sellers is a party to any pending suit, dispute, or claim, nor has received any pending written or, to the Sellers' Knowledge, oral notice of any threatened suit, dispute, or claim, regarding the use of, or intent to use, any Other Intellectual Property. To the Knowledge of the Sellers, except as set forth on Schedule 2.4, no intellectual property right of any third party will be infringed by the use by the Purchaser of the Other Intellectual Property in the United States, provided such use is not materially different from the manner in which such Other Intellectual Property has been used by the Sellers.

         SECTION 2.8. Title to Certain Assets. On the date of this Agreement (to the extent in existence, with respect to Inventory) and on the Closing Date, the Sellers own and will own, respectively, all right, title, and interest in and to the Assets (other than the Trademarks, Trade Names, Other Intellectual Property, Manufacturing Equipment, and Plants, as to which representations are made elsewhere in this Agreement) free of Liens other than Permitted Encumbrances.

         SECTION 2.9. Purchaser's Title to Assets. Upon consummation of the transactions provided for in this Agreement in accordance with the terms hereof, the Purchaser will be vested with good and (in the case of the Owned Property) marketable title to all of the Assets (other than the Foreign Trademarks), free and clear of all Liens other than Permitted Encumbrances. To the Knowledge of the Sellers without investigation, upon consummation of the transactions provided for in this Agreement in accordance with the terms hereof, the Purchaser will be vested with good title to the Foreign Trademarks, free and clear of all Liens other than Permitted Encumbrances and licenses granted pursuant to the Terminated Foreign Distributor Agreements.

         SECTION 2.10. Litigation. Except as set forth on Schedule 2.10, there is no suit, action, litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the Knowledge of the Sellers, threatened against any of the Sellers, or any of their officers, directors, or employees with respect to the business of the Sellers, nor any judgments, decrees, injunctions, or orders of any Governmental Entity against any Seller or to which any Seller is otherwise a party, in each case which (a) relates to the Assets (other than the Trademarks, Trade Names, Chi-Chi's/Fleischmann's Trademarks, Chi-Chi's/Fleischmann's Licenses, or Other Intellectual Property, and provided that no representation is made in this
Section 2.10 with respect to environmental, employee (including occupational health and safety and employee benefits), or product liability matters, as to which representations are made elsewhere in this Agreement) or (b) affects the validity, binding nature, or enforceability of this Agreement, any License, any Other Agreement, or any Transfer Document or otherwise affect the ability of the Sellers to perform their obligations hereunder or thereunder. Except as set forth in Schedule 2.10, no Seller is engaged in any legal action to recover monies due it or for damages sustained by it which relate to the Business.

         SECTION 2.11. Assigned Contracts. The Sellers have delivered or made available to the Purchaser true and complete copies (including all amendments, modifications, or waivers) of all of the Assigned Contracts listed on Schedule 1.2(m). The Assigned Contracts listed on Schedule 1.2(m) and the Contracts listed or described on Schedule 1.3(l) are all of the Material Contracts (other than Orders). To the Knowledge of the Sellers, each of the Assigned Contracts (other than Orders) is valid, binding, and in full force and effect. Each of the Orders is or at Closing will be a valid and bona fide customer or purchase order. Except as disclosed on Schedule 1.2(m), there is no default or event which (with the giving of notice, lapse of time, or both) would constitute a default by any Seller or, to the Knowledge of the Sellers, any other party under any Assigned Contract (other than delays in performance which occur in the ordinary course of business and which do not materially adversely affect any party to any such Assigned Contract). No Seller has received written or, to the Sellers' Knowledge, oral notice that any party to any Assigned Contract intends to cancel, terminate, not renew, or exercise an option thereunder, whether in connection with the transactions contemplated hereby or otherwise. Schedule 2.11 sets forth a true and complete list, as of a date or dates within three days of the date of this Agreement as set forth thereon, of all Orders (as if such date were the Closing Date) which have an unexpired term of one year or more or the unsatisfied portion of which involves payments of $50,000 or more. Any copies of such Orders furnished by the Sellers to the Purchaser are true, correct, and complete copies thereof.

         SECTION 2.12. Manufacturing Equipment. As of the Closing Date, the Manufacturing Equipment and any items leased under the Assigned Contracts will include all of the equipment, trade fixtures, trucks, forklifts, furnishings, and other tangible personal property (other than data processing equipment used by the Sellers or their Affiliates for or at locations other than the Plants and other than the Excluded Assets) necessary to permit the operations at the Plants to be conducted in substantially the same manner as such operations have heretofore been conducted. The Manufacturing Equipment listed on Schedule 1.2(g) is all of the Manufacturing Equipment (other than tooling, repair parts, stores, and similar items not readily listable) in existence on the date hereof, except for any such items which do not have a Book Value in excess of $1,000 individually or $50,000 in the aggregate. Except as set forth on Schedule 2.12, the Manufacturing Equipment and the equipment leased under the Assigned Contracts are in good operating condition (normal wear and tear excepted), and fit for the purposes for which they are being used (excluding any Manufacturing Equipment which has a Book Value of zero and is not in use or held for use). The Sellers have good title to the Manufacturing Equipment, free and clear of any Liens except Permitted Encumbrances. Except for equipment which is off-site for repair, all of the Manufacturing Equipment and personal property leased under the Assigned Contracts is located at the Plants.

          SECTION 2.13. Title to Properties; Encumbrances. (a) The Sellers have good and marketable fee simple title to the Owned Property, in each case free and clear of all Liens except for Permitted Encumbrances.

          (b) Except as reflected on Schedule 2.13(b) and except for the Permitted Encumbrances:

                  (i) the Sellers have, and will transfer to the Purchaser at Closing, all easements, real property licenses, and rights of way and similar rights necessary to conduct business on the Owned Property;

                  (ii) no portion of any of the Owned Property is subject to any pending condemnation proceeding or proceeding by any Governmental Entity adverse to the Owned Property and, to the Sellers' Knowledge, there is no threatened condemnation or proceeding with respect thereto;

                  (iii) the Plants, including, without limitation, the buildings, improvements, structures, fixtures, heating, ventilation, and air conditioning systems, roof, foundation, and floors, are in good operating condition, normal wear and tear excepted, and are fit for the purposes for which they are being used (except for the boiler house/chimney stack referred to in Section 6.20);

                  (iv) the Sellers have not received any pending written or, to the Sellers' Knowledge, oral notice that the Owned Property is in violation of any covenants, restrictions, or documents of record;

                  (v) since the Statement Date, no written or, to the Sellers' Knowledge, oral notice of any increase in the assessed valuation of the Owned Property or of any contemplated special assessment has been received by any Seller, nor, to the Sellers' Knowledge, has any special assessment been threatened;

                    (vi) there are no leases, subleases, licenses, concessions, or other agreements, written or, to the Knowledge of the Sellers, oral, granting to any party or parties other than the Sellers the right of use or occupancy of any portion of the parcels of the Owned Property, except the Permitted Encumbrances;

                    (vii) there are no parties other than the Sellers in possession of any portions of the parcels of the Owned Property;

                  (viii) all facilities located on any parcel of the Owned Property are supplied with utilities and other services necessary for the operation of such facilities in the manner in which they have been operated immediately prior to the date of this Agreement, all of which services are adequate to conduct that portion of the Business conducted at each of such facilities in the manner in which they have been operated immediately prior to the date of this Agreement;

                  (ix) no Seller is a party to any written or, to the Sellers' Knowledge, oral agreements or undertakings with owners or users of properties adjacent to any facility located on any parcel of Owned Property relating to the use, operation, or maintenance of such facility or any adjacent real property, except the Permitted Encumbrances;

                    (x) all real estate taxes and assessments relating to the Owned Property have been paid through December 31, 1994;

                    (xi) the Sellers have furnished the Purchaser with copies of all unexpired and transferable improvement warranties relating to the Plants; and

                  (xii) there are no pending or, to the Sellers' Knowledge, threatened, requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Owned Property and the Sellers do not have Knowledge of and have not received any written notice from any Governmental Entity of any plans, studies, or efforts by any Governmental Entity that would affect the present use or zoning of any property or realign or relocate any adjacent street or highway.

          SECTION 2.14. Employees. Except as set forth on Schedule 2.14, on the date of this on the Agreement there is not, and within the last three years there has not been, (a) any pending or, to the Knowledge of the Sellers, threatened strike, picketing, boycott, walkout, work stoppage or slowdown, or other labor dispute, in each case at either of the Plants, or (b) any action, litigation, arbitration, claim, allegation, grievance, charge, or complaint against any Seller by any employee of the Sellers at the Plants, except workers' compensation claims which did not involve, in any individual claim by a single employee, payments exceeding $1,000. Except as set forth on Schedule 2.14, there are no arbitration awards, court orders, orders of the National Labor Relations Board, or private settlement agreements which in any way alter, amend, or clarify any Collective Bargaining Agreement or which restrict or otherwise affect the ability of the owner of a Plant to act with respect to the employees covered by any Collective Bargaining Agreement in the future. Except as set forth on Schedule 2.14, Schedule 2.15(c), or Schedule 2.16(a), the Sellers have complied with all applicable Laws relating to the employment of labor at the Plants, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes. No Seller is liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws with respect to either Plant. To the Sellers' Knowledge, no key employee listed as such on Schedule 2.14 has any plans to terminate employment with any Seller at a Plant.

          SECTION 2.15. Employee Benefits. (a) Except as set forth in Schedule 2.15(a), with respect to all Plant Employees, no Seller nor any Plan Affiliate has within the past six years participated in, made contributions to, or had any other liability (including any potential liability) with respect to any Employee Plan which is a "multiemployer plan" as defined in Section 4001 of ERISA, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Code Section 413(c) or a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA which could result in the Purchaser's, such Seller's, or any Plan Affiliate of the Purchaser or any Seller having any current or future obligation to contribute to, or any other liability (including any potential liability) with respect to, any such plan, and no Seller, the Purchaser, nor any Plan Affiliate of any Seller or the Purchaser has incurred (or could incur) any current or potential withdrawal liability as a result of a complete or partial withdrawal (or potential partial withdrawal) from any such plan.

         (b) Except as set forth in Schedule 2.15(b), no Seller nor any Plan Affiliate of any Seller has within the past six years maintained or contributed to or obligated itself to make contributions to (or any other liability with respect to) any funded or unfunded Employee Welfare Plan on behalf of or with respect to any Plan Beneficiaries, whether or not terminated, which provides medical, health, life insurance, or other welfare-type benefits for current or future retirees or current or future former employees, their spouses or dependents, or any other Persons (except for limited continued medical benefit coverage for former employees, their spouses, and other dependents as required to be provided under Section 4980B of the Code) which would give rise to any Seller, the Purchaser, or any Plan Affiliate of any Seller or the Purchaser having any obligation to maintain or contribute to (or having any other liability or potential liability with respect to) any such plan as of the Closing or at any time in the future.

         (c) Except as set forth on Schedule 2.15(c), no Seller nor any Plan Affiliate of any Seller has incurred any liability to the PBGC, the IRS, any multiemployer plan, the Department of Labor, or otherwise with respect to any Employee Plan currently or previously maintained by any Seller or any Plan Affiliate of any Seller that has not been satisfied in full, and no condition exists that presents a risk to any Seller, the Purchaser, or any Plan Affiliate of any Seller or the Purchaser of incurring such a liability, other than liability for premiums due the PBGC.

         SECTION 2.16. Environmental and Safety Requirements. (a) Except as disclosed in Schedule 2.16(a), (i) to the Knowledge of the Sellers, each Plant is in compliance with all Environmental and Safety Requirements, except where the failure to be in compliance, individually or in the aggregate, would result in the payment of fines, penalties, and investigation, remediation, court, and other similar costs of less than $25,000, and (ii) each Plant possesses all Permits required by, and has filed in a timely manner all notices, applications, reports, and disclosures required by, Environmental and Safety Requirements.

         (b) Except as disclosed in Schedule 2.16(b): (i) to the Knowledge of the Sellers, there are no Hazardous Materials present at, in, under, or upon any Plant; (ii) there are no underground Hazardous Material storage tanks of any kind located at the Plants; (iii) no Seller is subject to, or within the three years preceding the date of this Agreement has received any written or, to the Sellers' Knowledge, oral notice of, any private, administrative, or judicial action relating to the presence or alleged presence of Hazardous Materials in, under, or upon the Owned Property or relating to any other Person that has, at any time, on behalf of the Sellers, disposed of or otherwise handled Hazardous Materials generated by or the source of which is any Plant; and (iv) there are no pending or, to the Knowledge of the Sellers, threatened actions or proceedings (or written or, to the Knowledge of the Sellers, oral notices of potential actions or proceedings) from any Governmental Entity or any other entity regarding any matter described in
Section 2.16(b)(i).

         (c) Schedule 2.16(c) sets forth, to the Knowledge of the Sellers, the name and principal place of business of every off-site waste disposal enterprise, and each of the haulers, transporters, or cartage enterprises, utilized now or in the preceding ten years by each Seller or any of its predecessors for the benefit of each Plant to treat, transport, store, recycle, reclaim, or dispose of Hazardous Materials at any such off-site waste disposal location.

         (d) Except as set forth on Schedule 2.16(a), (b), (c), or (d), to the Knowledge of the Sellers there are and have been no past or present events, conditions, circumstances, activities, practices, incidents, or actions which could reasonably be expected to interfere in a material respect with or prevent continued compliance with any Environmental and Safety Requirements at either Plant.

         (e) The Sellers have furnished to the Purchaser copies of all environmental audits, assessments, and reports, and have furnished or made available to the Purchaser all sampling and testing results, relating to the Plants which were prepared within the four years prior to the date of this Agreement by or at the direction of the Sellers or are in the possession of the Sellers or, to the Sellers' Knowledge, their accountants or counsel or, in the case of audits, assessments, and reports only, consultants. To the Knowledge of the Sellers, no environmental audits or assessments received by the Sellers from any prior owner of any Seller or any of the Owned Property have been destroyed or discarded.

         (f) Nothing in this Section 2.16 shall limit the Sellers' obligations under Section 8.1(d) or Section 8.14.

         SECTION 2.17. Product Liability. Except as disclosed in Schedule 2.17, there are no outstanding or to the Sellers' Knowledge threatened Product Liability Claims and Liabilities, other than any Product Liability Claims and Liabilities which, if adversely determined, would not be reasonably likely to result in any individual case in liability in excess of $5,000. All of the Products produced have been labeled in conformance with applicable Laws.
Schedule 2.17 lists all written warranties given by any Seller with respect to the Products which are in effect. The Sellers' current insurance is adequate (subject to deductibles and self-insured portions) to cover all pending or to the Sellers' Knowledge threatened Product Liability Claims and Liabilities.
Schedule 2.17 lists the insurer for each current listed Product Liability Claim and Liability covered by insurance or designates such Product Liability Claim and Liability, or portion thereof, as uninsured and the applicable individual and aggregate policy limits and deductibles. Schedule 2.17 sets forth all completed Product Liability Claims and Liabilities to which any Seller was a party during the three years preceding the date of this Agreement (other than any Product Liability Claims and Liabilities which, if adversely determined, would not have been reasonably likely to result in any individual case in liability in excess of $5,000), the date such claim was made, and, for any claim with respect to which more than $5,000 was paid, the nature of the resolution thereof (including amounts paid in settlement or judgment).

          SECTION 2.18. Permits. Schedule 2.18 is a true, correct, and complete list as of the date of this Agreement of all Permits held by any Seller relating to the Business or the Plants.

Each Seller possesses all rights under all Permits necessary to enable each Seller to carry on the Business as presently conducted. All such Permits are valid and in full force and effect. No Seller has received any pending written or, to the Sellers' Knowledge, oral notice of any proceeding, action, or investigation by any Governmental Entity to revoke or terminate any such Permit prior to the normal expiration thereof or not to renew any such Permit on customary terms.

         SECTION 2.19. Conduct of Business. Since the Statement Date, each Seller has conducted its portion of the Business only in the ordinary course consistent with past custom and practices. Except as set forth on Schedule 2.19, since the Statement Date there has not been any:

                  (a) event, nor has any condition arisen, which has resulted in, or is reasonably likely to result in, a material adverse change in the operating results, assets, or employee, customer or supplier relations of the Business, provided that this Section 2.19(a) shall not be deemed breached as a result of any supplier or customer having informed the Sellers that it does not intend to do business with the Purchaser following the Closing with respect to the Business;

                  (b) destruction or loss of any Manufacturing Equipment or portion of any Plant necessary to the operation of the Business, whether or not covered by insurance, having a replacement cost in excess of $50,000;

                  (c) loan or advance pertaining to the Business by any Seller to any party other than sales to customers on credit and employee advances in the ordinary course of business consistent with past custom and practices;

                  (d) cancellation, waiver, or release by any Seller of any debts, rights, or claims pertaining to the Business, except in each case in the ordinary course of business consistent with past custom and practices;

                  (e) amendment or termination of any Assigned Contract to which any Seller is a party, other than expiration of Contracts in accordance with their terms and amendments listed on Schedule 1.2(m);

                    (f) adoption, amendment, or termination of any Employee Plan, except as required by Law or the IRS; or

                    (g)  increase in the  benefits  provided  under any Employee
          Plan

          SECTION 2.20. Rebate and Promotional Programs. Schedule 2.20 lists all Rebate Programs and Promotional Programs currently in effect or scheduled for implementation during the remainder of calendar year 1995 or calendar year 1996.

         SECTION 2.21. Salaries. Schedule 2.21 is a complete list as of the date of this Agreement of the names and current compensation rates, titles/positions, and dates of hire of all Union Employees and Non-Union Employees. Except as set forth in Schedule 2.21 or as required pursuant to the Collective Bargaining Agreements, since the Statement Date, (a) no Transferring Employee has received any bonus or increase in compensation (other than increases of Union Employees resulting from changes in position or grade), (b) there has been no "general increase" in the compensation or rate of compensation payable to any Transferring Employees, and (c) to the Sellers' Knowledge, there has not been any promise made by the Sellers to any such employees of any bonus or increase in compensation. The term "general increase" as used herein means any increase generally applicable to a class or group of employees that shall not include increases granted to individual employees for merit, length of service, or change in position or responsibility made on the basis of any Collective Bargaining Agreement or an established course of conduct or policy of the pertinent Seller. There are no Contracts regarding employment for any Transferring Employee other than the Collective Bargaining Agreements and the employment Contract listed on Schedule 1.3(l).

         SECTION 2.22. Shipments and Depletions. Schedule 2.22 is a true, accurate, and complete listing of the Sellers' shipments, and the shipments of the Sellers' customers in the United States (depletions) as reported to the Sellers' by such customers, in each case in cases, by brand and state and for the two twelve-month periods ended December 31, 1993 and 1994 and the period from January 1, 1995 to June 30, 1995; provided, in the case of information for the period from January 1, 1995 to June 30, 1995, that such information (a) may not reflect all withdrawals from bailment in the final month of such period and
(b) includes estimates of depletions in each control state for the months subsequent to the latest month for which reports have been received by the Sellers from such state as of the date of this Agreement.

         SECTION 2.23. Product Profit and Loss Statements. The Product profit and loss statements attached hereto as Schedule 2.23 present fairly in all material respects the information set forth therein for the periods indicated on such statements, subject to the exceptions and qualifications indicated in the notes to such statements. The Sellers' sales, cost of sales, and other expenses set forth in such statements were not affected by any transaction between the Sellers and, or payments made or costs incurred on behalf of the Sellers by, other Affiliates or former Affiliates of the Sellers except for transactions, payments, or costs incurred which are described in the notes to such statements or otherwise are described on Schedule 2.23.

         SECTION 2.24. Taxes. The Sellers have filed all Tax Reports required to be filed prior to the date of this Agreement. Each Tax Report filed by the Sellers since January 1, 1992 was, when filed, true, complete, and accurate, and the Sellers have paid all amounts due and owing with respect to such Tax Reports. There are no pending or, to the Knowledge of the Sellers, threatened actions or proceedings with respect to any duties or excise Taxes concerning the Business.

          SECTION 2.25. Distributors. Set forth on Schedule 2.25 is a true and complete list of the Distributors.

         SECTION 2.26. Suppliers and Customers. As of the date of this Agreement, none of the suppliers or customers listed on Schedule 2.26 have informed the Sellers, in writing or, to the Sellers' Knowledge, orally, that it does not intend to do business with the Purchaser following the Closing with respect to the Business, except as set forth on Schedule 2.26.

         SECTION 2.27. Accuracy of Information. None of the representations and warranties of the Sellers set forth in this Agreement (including the Schedules hereto) or in any of the Transfer Documents or certificates to be delivered to the Purchaser as contemplated by any provision hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. None of the material information provided to the Purchaser by the Sellers as described in Section 6.1 has been designed intentionally to mislead the Purchaser in the negotiation of the Purchase Price or this Agreement, any of the Licenses, or any of the Other Agreements.

         SECTION 2.28. Brokers. No Seller has incurred any liability to any broker, finder, or agent and there are no claims against any Seller or any Affiliate of any Seller for any brokerage fees, finder's fees, or commissions in connection with the transactions contemplated by this Agreement.

          SECTION 2.29. No Implied Warranties. THE PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PURCHASER IS ACQUIRING THE ASSETS WITHOUT ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO THE FITNESS, MERCHANTABILITY, OR CONDITION OF THE ASSETS OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to, and agrees with, the Sellers as follows:

         SECTION 3.1. Organization, Good Standing, and Power. The Purchaser is, and each Purchaser Subsidiary is or at the Closing will be, a corporation duly organized and validly existing under the laws of its state of organization and has or will have all requisite corporate power and authority to conduct its business as it is now being conducted and to execute and deliver whichever of this Agreement, the Licenses, the Other Agreements, and the Purchaser Documents to which it is or will be a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. All of the capital stock of each Purchaser Subsidiary is or will be owned, directly or indirectly, by the Purchaser.

         SECTION 3.2. Authority. The execution, delivery, and performance of this Agreement, the Licenses, each Other Agreement, and the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of the Purchaser Subsidiaries, prior to Closing will have been) duly authorized by all necessary corporate action on the part of the Purchaser and the Purchaser Subsidiaries in accordance with applicable Law and their respective certificates of incorporation and by-laws. This Agreement has been, and at the Closing each License, each Other Agreement, and each Purchaser Document will be, duly executed and delivered by the Purchaser and each Purchaser Subsidiary, each to the extent it is a party thereto. This Agreement constitutes, and each License, each Other Agreement, and each Purchaser Document when executed and delivered will constitute, a valid and binding obligation of the Purchaser or the Purchaser Subsidiary a party thereto, as the case may be, enforceable against the Purchaser or such Purchaser Subsidiary in accordance with its terms, subject as to enforceability to bankruptcy, reorganization, insolvency, moratorium, and other similar Laws and general equitable principles from time to time in effect affecting the enforceability of creditors' rights generally. Except for making the Governmental Filings, and obtaining the Approvals and other consents (if any) of Governmental Entities, listed on
Schedule 3.2 and for expiration of the waiting period under the HSR Act, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Governmental Entity is required on the part of the Purchaser or any Purchaser Subsidiary for the execution, delivery, or performance of this

Agreement, the Licenses, the Other Agreements, and the Purchaser Documents by the Purchaser and the Purchaser Subsidiaries and the consummation of the transactions contemplated hereby and thereby. Except as set forth on Schedule 3.2, no consent of any party to any Contract to which the Purchaser or any Purchaser Subsidiary, or to which the Purchaser or any Purchaser Subsidiary or any of their businesses, properties, or assets are subject, is required for the execution, delivery, or performance by the Purchaser and the Purchaser Subsidiaries of this Agreement, the Licenses, the Other Agreements, and the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby; the execution, delivery, and performance of this Agreement, the Licenses, the Other Agreements, and the Purchaser Documents by the Purchaser and the Purchaser Subsidiaries will not violate, result in the breach of, or constitute a default under, any Contract to which the Purchaser or any Purchaser Subsidiary is a party or by which the Purchaser or any Purchaser Subsidiary or any of the Purchaser's or any Purchaser's Subsidiary's property is bound, or violate or result in a breach of the articles of incorporation or by-laws of the Purchaser or any Purchaser Subsidiary; and (if the waiting period under the HSR Act has expired and all Governmental Filings, Approvals, and other consents of Governmental Entities listed on Schedule 3.2 are obtained or made) the execution, delivery, and performance of this Agreement, the Licenses, the Other Agreements, and the Purchaser Documents by the Purchaser and the Purchaser Subsidiaries will not violate, result in a breach of, or conflict with any Law binding on the Purchaser or any Purchaser Subsidiary or to which the Purchaser or any Purchaser Subsidiary or any of the Purchaser's or any Purchaser's Subsidiary's business, properties, or assets are subject.

         SECTION 3.3. Litigation. There is no suit, action, litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the Knowledge of the Purchaser, threatened with respect to the Purchaser or any Purchaser Subsidiary or any of their officers, directors, or employees with respect to their business or any of the Purchaser's businesses, properties, or assets which may affect the validity, binding nature, or enforceability of this Agreement, the Licenses, any Other Agreement, or any Purchaser Document or otherwise affect the ability of the Purchaser and the Purchaser Subsidiaries to perform their obligations hereunder or thereunder.

         SECTION 3.4. Funding. The Purchaser has previously delivered to UDG a true, correct, and complete copy of the Commitment Letter. The Commitment Letter has been duly executed and delivered by the Purchaser or its Parent and the Purchaser or its Parent has paid all fees and expenses required thereby or in connection therewith. The Purchaser and its Parent, to the Knowledge of the Purchaser, are capable of satisfying, and shall use their commercially reasonable efforts to satisfy, all conditions to funding of the loan described in the Commitment Letter which are within their sole control and the Purchaser has no Knowledge that such loan will not be funded in connection with the Closing. The Purchaser and its Parent will use their commercially reasonable efforts to comply with all covenants and to satisfy all conditions to funding which are in their sole control set forth in the Commitment Letter.

          SECTION 3.5. Accuracy of Information. None of the representations and warranties of the Purchaser set forth in this Agreement (including the Schedules hereto) or in any of the Purchaser Documents or certificates to be delivered to the Sellers as contemplated by any provision hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         SECTION 3.6. Brokers. The Purchaser has not incurred any liability to any broker, finder, or agent and there are no claims against the Purchaser or any Affiliate of the Purchaser for any brokerage fees, finder's fees, or commissions in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction at or prior to the Closing Date of all of the following conditions, any one or more of which may be waived at the option of the Purchaser:

         SECTION 4.1. Accuracy of Representations and Compliance with Covenants and Conditions. All representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects when made and, in addition, shall be true and correct in all material respects as of the Closing as though such representations and warranties were then made in exactly the same language by such Seller, except to the extent that the truth or correctness of any of such representations or warranties is affected as a result of the transactions contemplated hereby or by the Licenses or any of the Other Agreements or any action by the Purchaser; and each Seller shall in all material respects have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time by this Agreement. For purposes of this Section 4.1, breaches of representations, warranties, covenants, and agreements shall be deemed "material" only if, in the aggregate, the Losses which the Purchaser would be reasonably likely to suffer as a result of or arising from such breaches exceed $500,000. Each Seller shall deliver at the Closing Date a certificate certifying the fulfillment by it of the foregoing conditions, as provided in Section 7.2.
          SECTION 4.2. Other Closing Documents. The Sellers shall have delivered or caused to be delivered to the Purchaser at or prior to the Closing the other documents and instruments referred to in Section 7.2.

         SECTION 4.3. No Governmental Action. No injunction, restraining order, or other order or legal restraint or prohibition issued by any Governmental Entity shall be in effect which would prevent the consummation of the transactions contemplated by this Agreement or materially interfere with the Purchaser's ability to own the Assets and operate the Business and no proceeding brought by or before any Governmental Entity shall be pending, or threatened by any Governmental Entity, which seeks any such injunction, order, restraint, or prohibition.

          SECTION 4.4. Hart-Scott-Rodino Waiting Period. All applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated at or prior to the Closing.

          SECTION 4.5. Required Consents Needed. All Material Required Consents shall have been duly given or obtained.

         SECTION 4.6. Other Agreements. Each of (a) the Brandy Agreement between the Purchaser or a Purchaser Subsidiary and UDG, in all substantive respects in the form attached hereto as Exhibit 4.6(a) (the "Brandy Agreement"), (b) the Bottling Agreement between the Purchaser or a Purchaser Subsidiary and UDG, in all substantive respects in the form attached hereto as Exhibit 4.6(b) (the "Bottling Agreement"), (c) the Canadian Whisky Supply Agreement and the Canadian New Fillings Agreement, each between the Purchaser or a Purchaser Subsidiary and United Distillers Canada Inc., a Quebec corporation, in all substantive respects in the forms attached hereto as Exhibit 4.6(c) (the "Canadian Whisky Agreements"), (d) the Scotch Whisky Supply Agreement between the Purchaser or a Purchaser Subsidiary and UDG, in all substantive respects in the form attached hereto as Exhibit 4.6(d) (the "Scotch Whisky Agreement"), (e) the Barrel Storage Agreement between the Purchaser or a Purchaser Subsidiary and UDG, in all substantive respects in the form attached hereto as Exhibit 4.6(e) (the "Barrel Agreement"), (f) the Clarendon Lease Agreement between the Purchaser or a Purchaser Subsidiary and United Distillers Manufacturing, Inc., in all substantive respects in the form attached hereto as Exhibit 4.6(f) (the "Clarendon Lease"), (g) the Flavoring Supply Agreement between the Purchaser or a Purchaser Subsidiary and UDG, in all substantive respects in the form attached hereto as Exhibit 4.6(g) (the "Flavoring Supply Agreement"), (h) the California Packaging Services Agreement between the Purchaser or a Purchaser Subsidiary and UDG, in all substantive respects in the form attached hereto as Exhibit 4.6(h) (the "California Agreement"), (i) the Medley Lease Agreement and the Medley Barrel Storage Agreement, each between the Purchaser or a Purchaser Subsidiary and Medley Distilling Company or UDG, respectively, in all substantive respects in the forms attached hereto as

Exhibit 4.6(i) (the "Medley Agreements"), (j) the Services Agreements between the Purchaser or a Purchaser Subsidiary and UDG, in all substantive respects in the forms attached hereto as Exhibit 4.6(j) (the "Services Agreements"), (k) the Guaranty of Guinness America, Inc., in all substantive respects in the form attached hereto as Exhibit 4.6(k) (the "Guinness Guaranty"), (l) the Corn Whiskey Agreement between the Purchaser or a Purchaser Subsidiary and UDG, in all substantive respects in the form attached hereto as Exhibit 4.6(l) (the "Corn Whiskey Agreement"), and (m) the Barton Guaranty shall have been duly authorized, executed, and delivered by UDG or such Seller Affiliate, as the case may be, at or prior to the Closing and at the Closing shall be in or come into full force.

          SECTION 4.7. Licenses. The Licenses shall have been duly authorized, executed, and delivered by the appropriate Sellers at or prior to the Closing and at the Closing shall be in or come into full force.

         SECTION 4.8. Governmental Filings. The Sellers and the Purchaser shall have made all Governmental Filings, and obtained all Approvals and other consents of Governmental Entities, listed on Schedule 2.2 and Schedule 3.2 (excluding any not identified on such schedules as material).

         SECTION 4.9. Title To Facilities. Subject to payment of applicable premiums, the Purchaser shall have received a Title Policy for each parcel of Owned Property pursuant to the Title Commitments, in the form and containing the endorsements as set forth as Schedule T; any survey defect or encroachment or violation of easements or building lines from or onto the Owned Property, other than Permitted Encumbrances, shall have been cured or insured over pursuant to an endorsement satisfactory to the Purchaser prior to the Closing; any Liens which are not Permitted Encumbrances shall have been deleted from the Title Policies; and each such Title Policy shall be in an amount equal to the fair market value of such Owned Property as reasonably specified by the Purchaser, insuring title to such Owned Property to be in the Purchaser subject to the Permitted Encumbrances.

         SECTION 4.10. Financing. Chase or any other participating lenders shall have funded the loan described in the Commitment Letter; provided, that the Purchaser shall not be excused from performance of its obligations hereunder if the failure to fund is due to any failure of the Purchaser or its Parent to perform their obligations under Section 3.4.

         SECTION 4.11. Damage or Destruction. From the date of this Agreement to the Closing Date, there shall have been no material loss or destruction of any Assets, nor any institution or threat of any material condemnation or other proceedings to acquire or limit the use of any Assets, where "material," only for purposes of this Section 4.11, shall mean a loss, casualty, or proceeding which has resulted or is reasonably likely to result in a loss (regardless of insurance) exceeding $500,000.

         SECTION 4.12. No Material Adverse Change. From the date of this Agreement to the Closing Date, no event shall have occurred which shall have resulted in, or be reasonably likely to result in, a material adverse change in the operating results or employee, customer, or supplier relations of the Business, other than any such change described on or contemplated by Schedule
2.19 or which results from any supplier or customer having informed the Sellers that it does not intend to do business with the Purchaser following the Closing with respect to the Business.

                                   ARTICLE V
                    CONDITIONS TO OBLIGATIONS OF THE SELLERS

         The obligations of the Sellers under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction at or prior to the Closing Date of all of the following conditions, any one or more of which may be waived at the option of the Sellers:

         SECTION 5.1. Accuracy of Representations and Compliance with Covenants and Conditions. All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects when made and, in addition, shall be true and correct in all material respects as of the Closing as though such representations and warranties were then made in exactly the same language by the Purchaser; and the Purchaser shall in all material respects have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time by this Agreement. For purposes of this Section 5.1, breaches of representations, warranties, covenants, and agreements shall be deemed "material" only if, in the aggregate, the Losses which the Sellers would be reasonably likely to suffer as a result of or arising from such breaches exceed $500,000. The Purchaser shall deliver at the Closing Date a certificate certifying the fulfillment by it of the foregoing conditions, as provided in
Section 7.3.

          SECTION 5.2. Other Closing Documents. The Purchaser shall have delivered or caused to be delivered to the Sellers at or prior to the Closing the other documents and instruments referred to in Section 7.3.

          SECTION 5.3. No Governmental Action. No injunction, restraining order, or other order or legal restraint or prohibition issued by any Governmental Entity shall be in effect which would prevent the consummation of the transactions contemplated by this Agreement and no proceeding brought by or before any Governmental Entity shall be pending, or threatened by any Governmental Entity, which seeks any such injunction, order, restraint, or prohibition.

          SECTION 5.4. Hart-Scott-Rodino Waiting Period. All applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated at or prior to the Closing.

          SECTION 5.5. Required Consents Needed. All Material Required Consents shall have been duly given or obtained.

         SECTION 5.6. Other Agreements. Each of (a) the Brandy Agreement, (b) the Bottling Agreement, (c) the Canadian Whisky Agreements, (d) the Scotch Whisky Agreement, (e) the Barrel Agreement, (f) the Clarendon Lease, (g) the Flavoring Supply Agreement, (h) the California Agreement, (i) the Medley Agreements, (j) the Services Agreements, (k) the Corn Whiskey Agreement, (l) the Guinness Guaranty, and (m) the Guaranty of the Purchaser, in all substantive respects in the form attached hereto as Exhibit 5.6(m) (the "Barton Guaranty"), shall have been duly authorized, executed, and delivered by the Purchaser or a Purchaser Subsidiary, as the case may be, at or prior to the Closing and at the Closing shall be in or come into full force.

          SECTION 5.7. Licenses. The Licenses shall have been duly authorized, executed, and delivered by the Purchaser or a Purchaser Subsidiary at or prior to the Closing and at the Closing shall be in or come into full force.

         SECTION 5.8. Governmental Filings. The Sellers and the Purchaser shall have made all Governmental Filings, and obtained all Approvals and other consents of Governmental Entities, listed on Schedule 2.2 and Schedule 3.2 (excluding any not identified on such schedules as material).

                                   ARTICLE VI
                        PRE- AND POST-CLOSING COVENANTS

         SECTION 6.1. Access to Information. (a) The Sellers have provided to the Purchaser certain financial, sales, and other information which relates to the Assets. Until the earlier of the Closing and the termination of this Agreement, the Sellers will afford the Purchaser and its representatives reasonable access to such information and other information in the possession of the Sellers relating to the Assets; provided, that the Sellers shall have no obligation to grant access to any document if disclosure of such document could result in the loss of any attorney-client, attorney work product, or similar privilege with respect to any documents; and provided further that the Purchaser shall not until the Closing have any rights to access to (i) any Formulae which are confidential or constitute trade secrets or (ii) any personnel records or files. Notwithstanding anything in this Agreement to the contrary, all such information shall be subject to the Confidentiality Agreement prior to and after the Closing Date, which is hereby incorporated by reference herein. From and after Closing, the Confidentiality Agreement shall terminate, except that it shall survive with respect to any information which pertains to any assets or business of the Sellers or their Affiliates other than the Assets and the Business.

         (b) Following the Closing, the Purchaser will retain the UD Records at the Plants on UD's behalf for a period of not less than two years. Thereafter, the Purchaser will not destroy or dispose of any UD Records without giving UDG 30 days' prior notice of intention to destroy or dispose of such UD Records. If, within such 30 day period, UDG shall notify the Purchaser that UDG intends to remove such records from the Plants, the Purchaser shall not destroy or dispose of such records until 90 days after such notice from UDG to the Purchaser, during which period UDG shall make arrangements to remove such records. UDG may, at any time during the period the Purchaser retains the UD Records pursuant to this Section 6.1(b), remove all or any part of the UD Records from the Plants, provided that such removal does not interfere with the Purchaser's operation of the Business or damage the Assets.

         (c) Notwithstanding anything to the contrary in this Agreement, risk of loss or damage for the UD Records after the Closing shall remain with the Sellers and the Purchaser shall have no liability or responsibility therefor so long as the Purchaser has acted in good faith to comply with its obligations under this Section 6.1.

         (d) UDG shall have access, during the Purchaser's regular business hours at the Plants and on reasonable notice, to the UD Records and, to the extent reasonably necessary in connection with the preparation of any tax or financial reports or the defense or prosecution of any matters relating to the Excluded Liabilities or any matters with respect to which the Sellers are responsible to indemnify the Purchaser hereunder or with respect to the Excluded Assets, to the Records. The Purchaser shall permit UDG to make copies of or extracts from such Records at UDG's expense. During the applicable periods following the Closing as provided in the Purchaser's records retention policy (as previously furnished to the Sellers), the

Purchaser will use its good faith efforts to give UDG the same notice and opportunity to remove as is provided above with respect to the UD Records prior to any destruction or disposal of Records relating to Bureau of Alcohol, Tobacco and Firearms, customs, quality control, or safety.

         SECTION 6.2. Costs, Expenses, and Taxes. All costs and expenses incurred in connection with this Agreement, the Licenses, the Other Agreements, and the transactions contemplated hereby and thereby shall be paid by the party incurring such cost or expense, except as otherwise provided in Schedule 6.2 or elsewhere in this Agreement or in the Licenses or any Other Agreement.

          SECTION 6.3. Bulk Sales. The Purchaser and the Sellers hereby waive compliance with any bulk sales or similar Laws which may be applicable to the transactions contemplated hereby.

          SECTION 6.4. Insurance. For a period of five years from the Closing Date, the Sellers (directly or through their parent companies) and the Purchaser (directly or through its Parent) shall maintain, at their respective sole cost, comprehensive General Liability Insurance including Contractual Liability Insurance and Products Liability Insurance for an amount customary in the industry from time to time for comparably sized companies, but not less than the respective amounts set forth on Schedule 6.4. Each party shall have the right to inspect the other's original policies. Each party shall be named during such five-year period as an additional "insured" on the other's policies. Each certificate of additional insured provided for herein may provide that such additional insured's rights under such policy are limited to such additional insured's rights under this Agreement as its interests appear hereunder. The coverage will be described as primary, and a certificate of insurance will be forwarded to each party verifying that the other's policy coverages are in force and stating that such party has been added as an additional insured and that the insurer will use its commercially reasonable efforts to give such party 30 days' prior written notice prior to cancelling such coverage.

         SECTION 6.5. Bottles. From and after the Closing, the Sellers shall permit the Purchaser to use the glass molds listed on Schedule 6.5 for any of its products and shall give such instructions to the glass suppliers holding such molds on behalf of the Sellers as be reasonably necessary to permit the Purchaser to order glass from such suppliers using such molds. The Sellers shall also give such instructions to the suppliers holding the Transferred Molds as the Purchaser may reasonably request to effectuate the transfer to the Purchaser of the Sellers' interests therein.

          SECTION 6.6. Operation in Ordinary Course. Until the earlier of the Closing and the termination of this Agreement:

                    (a) The Sellers will conduct the Business in the ordinary and usual course in substantially the same manner as it is presently operated, including the production, sale, and promotion of Products, and not implement any Rebate Program or Promotional Program other than those listed on Schedule 2.20.

                    (b) The Sellers will use their commercially reasonable efforts to preserve their rights to, and the goodwill associated with, the Trademarks, the Chi-Chi's/Fleischmann's Trademarks, the Mr. Boston Copyrights, the Trade Names, and the Intellectual Property.

                  (c) Except in the  ordinary  course of business or as required by Law or contractual obligations or other understandings or arrangements existing on the date of this Agreement, each Seller will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the Transferring Employees, (ii) pay or agree to pay any additional pension, retirement allowance, or other employee benefit to any such Transferring Employee, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing Transferring Employee, or (iv) amend or enter into a new Employee Plan (except as required by Law) or amend or enter into a new collective bargaining agreement pertaining to a Transferring Employee.

                  (d) Subject to the terms and conditions of this Agreement, each Seller will use its commercially reasonable efforts to keep available the services of the Transferring Employees, and preserve the goodwill, reputation, and present relationships of the Business with its suppliers, customers, licensors, and others having such business relations with the Business.

                  (e) Each Seller will (i) use its commercially reasonable efforts to maintain the Owned Property in good repair, order, and condition, normal wear and tear excepted, (ii) use its commercially reasonable efforts to maintain and keep in full force existing insurance or appropriate replacements therefor relating to the Assets,
         (iii) maintain its records relating to the Assets in the usual, regular, and ordinary manner on a basis consistent with past practices, and (iv) use its commercially reasonable efforts to perform and comply with its obligations under all Assigned Contracts. Except as contemplated by this Agreement, no Seller shall make any material alterations to the Owned Property without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

                  (f) Except in the ordinary course of business or as otherwise provided for in or contemplated by this Agreement, no Seller will (i) sell, lease, transfer, or otherwise dispose of any of the Assets, (ii) create or permit to exist any Lien on the Assets other than Permitted Encumbrances, (iii) enter into any joint venture, partnership, or other similar arrangement or form any other new arrangement for the operation of the Assets, (iv) accelerate or delay the manufacture, shipment, or sale of any Inventory in a manner inconsistent with past practices, or
         (v) make any new commitments for capital expenditures at the Plants.

                  (g) The Sellers will use their commercially reasonable efforts between the date of this Agreement and the Closing to secure fulfillment of matters within their or their Affiliates' control which are conditions precedent to the Purchaser's obligations hereunder, and the Purchaser will use its commercially reasonable efforts between the date of this Agreement and the Closing to secure fulfillment of matters within its or its Affiliates' control which are conditions precedent to the Sellers' obligations hereunder. The Sellers will use their commercially reasonable efforts to obtain all Required Consents and the Estoppel Certificates. Notwithstanding the foregoing, nothing in this Agreement shall require any Seller or the Purchaser to pay any money (other than amounts payable by the Purchaser or its Affiliates as required or contemplated by the Commitment Letter) to, or enter into any contractual or other obligation with, any other party as a condition or inducement to obtain any Required Consent (except as may be required by any Assigned Contract as a condition to obtain any such Required Consent) or any Estoppel Certificate, except that the Purchaser and the Sellers agree to pay the amounts described on Schedule 6.2 with respect to the Required Consent referred to therein.

                    (h) The Sellers shall use their commercially reasonable efforts so that at the Closing Date the number of Depletion Days (as defined in Schedule 6.6(h)) shall not exceed 60.

          SECTION 6.7. Governmental Filings and Approvals. (a) Upon or as promptly as practicable after the execution hereof (to the extent not heretofore made or obtained), (i) each of the Sellers and the Purchaser shall make all Governmental Filings and apply for such other consents of Governmental Entities as are listed on Schedule 2.2 or Schedule 3.2, respectively, including but not limited to a Notification and Report Form pursuant to the HSR Act, requesting early termination of the applicable waiting period, and (ii) the Purchaser shall, to the extent permitted by Law, apply for all Approvals, including without limitation those listed on Schedule 3.2 or Schedule 6.7. To the extent the Purchaser cannot, by Law, apply for any Approvals listed on Schedule 6.7 prior to the Closing, the Purchaser shall apply for such Approvals upon or as promptly as practicable after the Closing.

         (b) The Sellers and the Purchaser shall (i) provide such information as each may reasonably request to make such filings and prepare such applications,
(ii) cooperate with each other and use their commercially reasonable efforts to assist the other in making and pursuing such filings and applications, (iii) respond as promptly as practicable to all requests for additional information or documentation required in connection with such filings and applications, and (iv) otherwise use their commercially reasonable efforts to obtain all Required Consents and Approvals required for consummation of the transactions contemplated by this Agreement.

         SECTION 6.8. Additional Actions. Each Seller will use its commercially reasonable efforts to facilitate and effect the transfer of the Assets as contemplated hereby, including the implementation of the transfer of the Assets to the Purchaser, and, for such purpose but without limitation, the Sellers will, at and after the Closing, execute and deliver to the Purchaser such assignments, bills of sale, consents, and other instruments to effect the transfer of the Assets in all countries to the Purchaser as contemplated hereby, as the Purchaser or its counsel may reasonably request as necessary or desirable for such purpose. Prior to, at, and after the Closing, the Sellers will cooperate with the Purchaser to enable the Purchaser to obtain all Approvals. At and after the Closing, the Sellers will cooperate with the Purchaser (a) in executing all documents necessary for the Purchaser to file transfers of the registrations of the Trademarks and Intellectual Property in any country in the world and the transfer of transferrable government label permits and approvals, and (b) to enable the Purchaser to make use of and register its use of the Trade Names, including executing and filing such instruments as may be necessary to file in connection with, or to evidence, the discontinuation of the Sellers' use of the Trade Names. Expenses in connection with compliance with this Section 6.8 shall be apportioned as provided on Schedule 6.2.
          SECTION 6.9. Distributors. (a) On or before August 1, 1995 (except as indicated on Schedule 6.9(a)), the Sellers gave notice to the Distributors listed on Schedule 6.9(a), terminating Contracts with such Distributors with respect to distribution of the Products, effective as of or prior to the Closing (or, for Contracts which require more than 30 days notice for such termination, as soon as allowable thereafter). At or within five days after the Closing, the Sellers shall send notices to all Distributors (and, where required, Governmental Entities), in substantially the forms set forth as Exhibit 6.9(a), informing them of the purchase and sale contemplated hereby, and of the Trademarks and rights to Chi-Chi's/Fleischmann's Trademarks (to the extent relevant to each Distributor or Governmental Entity) so transferred.

         (b) The Sellers shall, prior to or as promptly as practicable after the Closing, give notice terminating each of the agreements listed on Schedule 6.9(b) (the "Terminated Foreign Distributor Agreements") upon the notice required pursuant thereto. The Purchaser agrees to honor the license grants provided pursuant to, and to otherwise assume the Sellers' obligations under, each Terminated Foreign Distributor Agreement until the end of the notice period required for terminating such Terminated Foreign Distributor Agreement.

         (c) The Purchaser agrees that, concurrently with giving any notice (written or oral) to any Distributor in the United States other than those listed in Schedule 6.9(a) that the Purchaser does not intend to deal with, or is terminating the distribution arrangement with, such Distributor with respect to any Products, the Purchaser will give the Sellers notice of the Purchaser's intentions to so refuse to deal with or terminate such Distributor. The covenant set forth above in this Section 6.9(c) shall terminate at the date of termination of UDG's obligations to perform the services described in part A of
Schedule I to the General Services Agreement. The Sellers shall keep such information confidential with the same care they apply to their own confidential information.

         SECTION 6.10. Title Commitments and Surveys. With respect to each parcel of Owned Property, UDG shall deliver all other documentation (including FRPTA affidavits and title affidavits) which the Purchaser or the Title Company may reasonably request for purposes of the Title Policies.

         SECTION 6.11. Employee Matters. (a) Effective as of the Closing, the Sellers shall assign and Purchaser shall assume all of the Sellers' obligations to be performed or discharged after the Closing under the Collective Bargaining Agreements (other than obligations which are excluded from the Assumed Liabilities by the exclusions to Section 1.5(b)), and the Purchaser shall offer employment pursuant to the terms thereof to all Union Employees.

         (b) The Purchaser agrees to offer to all Non-Union Employees employment with the Purchaser effective on the Closing at positions of comparable rank to that held by, and at wages and salaries that are not less than the wages and salaries being paid by the Sellers to, such employees immediately prior to the Closing and otherwise on the terms and conditions set forth on Schedule 6.11(b).

         (c) Without limiting the generality of the foregoing, the Purchaser shall, for purposes of eligibility, vesting, and benefit entitlement under all of the Purchaser's employee benefit plans and to the extent permitted by Law and such plans, recognize the service of all New Employees (including awarding credit under any defined contribution pension plans or other benefit plans maintained by the Purchaser) for all service properly credited to the New Employees under any of the Sellers' defined contribution pension plans or other benefit plans as in existence on the date hereof, including all service with predecessor employers as may have been properly granted under such benefit plans of the Sellers. The Purchaser's defined contribution pension plans and other benefit plans shall be amended to reflect the foregoing. The Purchaser shall take such actions as may be necessary so that (to the extent permitted by Law), (i) to the extent a New Employee or his or her eligible spouse or dependent has satisfied the waiting period and/or pre-existing condition limitations under the applicable Employee Welfare Plan, such waiting period and/or pre-existing condition limitations will be regarded as satisfied under each Employee Welfare Benefit Plan; (ii) to the extent a New Employee has not satisfied the waiting period and/or pre-existing condition limitation under the Employee Welfare Plan, properly credited service with the Sellers shall be taken into account in applying waiting period and pre-existing condition limitations under the Employee Welfare Benefit Plan; and (iii) all amounts paid by the New Employee for the calendar year in which the Closing occurs as deductibles or co-pay amounts or similar payments with respect to benefits under the Employee Welfare Plans shall be credited as if so paid for such calendar year with respect to the Employee Welfare Benefit Plans; provided, however, that notwithstanding the foregoing, such crediting of payments shall be contingent upon the Sellers providing the Purchaser as soon as practicable after the Closing Date with documentation evidencing such payments made by New Employees as well as such information as is reasonably necessary for proper underwriting of such benefits.

         (d) The Purchaser shall be liable for all claims for severance benefits under the severance policy listed on Schedule 2.15(b) incurred with respect to Transferring Employees on or after the Closing Date which arise as a result of the transactions contemplated by this Agreement, and the Sellers shall be responsible for any other claims for severance benefits (other than severance benefits payable under policies instituted by the Purchaser, including the policy described in the next sentence). If, within one year after the Closing Date, a New Employee other than a Union Employee (other than one who retires under the Sellers' retiree benefit programs) is terminated by the Purchaser or its Affiliates other than for misconduct or unsatisfactory performance, the Purchaser shall provide such terminated New Employee other than a Union Employee with severance benefits as set forth on Schedule 6.11(d).

         (e) The Sellers shall be liable for any vacation benefits payable under the Sellers' applicable policies on or prior to the Closing Date to Union Employees and the Purchaser shall be liable for any vacation benefits after the Closing Date to Union Employees who become New Employees. The Sellers and the Purchaser shall each be liable for 50% of all vacation benefits for calendar year 1995 earned and not used as of the Closing Date by Non-Union Employees who become New Employees.

         (f) The Sellers shall make all (i) "matching contributions" under the UDMI Plan with respect to contributions made by or on behalf of Union Employees accrued as of the Closing Date that would normally be matched by the Sellers,
(ii) profit sharing contributions accrued as of the Closing Date, if any, under the terms of the UDMI Plan with respect to Union Employees, and (iii) matching contributions accrued as of the Closing Date, if any, under the Guinness 401(k) Plan with respect to the Non-Union Employees. The Sellers shall cause the Guinness 401(k) Plan and the UDMI Plan to be amended to provide that all New Employees shall be vested in their account balances under each such plan through the Closing Date.

         (g) The Sellers shall cause the trustees of the UDMI Plan to transfer, within the meaning of Department of Treasury Regulation Section 1.414(l)-1(o), to the trust created under the "employee pension benefit plan" (as defined in Section 3(2) of ERISA) as may be established by the Purchaser pursuant to the Collective Bargaining Agreements, liabilities and cash (or other assets acceptable to the funding agent or trustees and the Sellers) in an amount equal to the value of such New Employee's total account balance held under the UDMI Plan as of the date of the transfer and as valued under the terms of the UDMI Plan and applicable Law on the UDMI Plan's "valuation date" coincident with or next preceding the date of the transfer.

         (h) To the extent permitted by applicable Laws, each New Employee may direct the trustee of the Guinness 401(k) Plan to transfer to the funding agent or trustee of the Purchaser Plan by means of a rollover, either direct or otherwise, within 90 days of the Closing Date cash and participant loan balances equal to the value of such New Employee's total account balance held under the Guinness 401(k) Plan as of the date of such rollover, whether direct or otherwise and as valued under the terms of the Guinness 401(k) Plan and applicable Law on the Guinness 401(k) Plan's valuation date of the rollover, whether direct or otherwise. Such right of rollover to the Purchaser Plan shall not limit any other rights which such New Employee has upon distribution from the Guinness 401(k) Plan.

         (i) The transfer of assets contemplated by Section 6.11(g) and the direct rollover of the distributions contemplated by Section 6.11(h) are subject to the prior delivery by the Purchaser to the Sellers of a legal opinion in form and substance satisfactory to the Sellers from counsel acceptable to the Sellers that such counsel is of the opinion that the Purchaser Plans meet the qualification requirements of the Code. The Purchaser shall take all actions necessary to obtain, or shall cause its Affiliates to obtain, on a timely basis, a favorable determination letter from the IRS with respect to the Purchaser Plans to the effect that such Purchaser Plans are qualified under the Code. The Purchaser shall make, or cause to be made, in a timely manner any amendments to the Purchaser Plans which may be required by the IRS as a condition for the issuance of such a letter, and to permit the rollovers contemplated by Section 6.11(h). The Purchaser Plans shall provide, as of the date of such transfer or rollover, as the case may be, an account balance for each New Employee with respect to whom such transfer or rollover, as the case may be, was made which is equal to his or her account balance under the UDMI Plan or the Guinness 401(k) Plan, as the case may be, as of the date of such transfer or rollover, as the case may be. The Purchaser Plans shall recognize for all plan purposes all service properly recognized by the UDMI Plan or the Guinness 401(k) Plan, as the case may be, as of the Closing Date with respect to New Employees to the same extent as properly recognized by such plan and shall treat such service as if it had been service with the Purchaser. The Sellers shall supply the Purchaser with information regarding such service within a reasonable period of time after the Closing Date.

         (j) The Sellers and the Purchaser shall take such action as may be necessary or desirable to accomplish the transfer of assets described in Section 6.11(g) and the rollovers contemplated by Section 6.11(h), including notifying the IRS if required by Section 6058 of the Code of the contemplated transfers (and notifying any other agency of the federal government which is required by Law to such notice), and to provide such further information or documents as the IRS (or any other agency) may require. Further, if required by applicable Law or regulations, the Sellers and the Purchaser agree to use their commercially reasonable efforts to obtain any necessary IRS (or other United States federal government agency) approval without material modification of the transactions contemplated hereby.

         (k) Notwithstanding anything to the contrary in this Agreement, the Sellers shall remain liable for, and the Purchaser shall have no responsibility for, any retiree medical, life or other welfare benefits arising under retiree benefit programs of the Sellers or their predecessors.

         (l) The Sellers and the Purchaser agree to provide on a correct and timely basis such records and information as the Sellers or the Purchaser may reasonably request to carry out their respective obligations under this Section 6.11.

         (m) The Sellers shall be solely and exclusively liable for any and all liabilities arising out of any obligation under any Law to offer or provide continuation coverage under any Employee Welfare Plan to any Union Employee or Non-Union Employee who is eligible for such coverage as a result of the occurrence of an event on or before the Closing Date or an event after the Closing with respect to any Union Employee or Non-Union Employee on leave of absence as of the Closing Date, except that the Sellers shall have no liability under this Section 6.11(m) with respect to any New Employee. The Sellers shall be solely and exclusively liable for any and all liabilities arising out of any obligation to provide notice of any such continuation rights for which the Sellers are responsible hereunder.

         (n) The Sellers shall remain liable for, and the Purchaser shall have no responsibility for, all workers' compensation claims made by New Employees on or before the Closing Date or arising from injuries or events occurring or circumstances existing solely on or before the Closing Date. The Purchaser shall be responsible for all workers' compensation claims made by New Employees arising from injuries or events occurring or circumstances existing solely after the Closing Date.

         (o) No provision of this Section 6.11 shall create any third party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Sellers in respect of continued employment (or resumed employment) or in respect of any benefits that may be provided, directly or indirectly, under any of the Sellers' or the Purchaser's employee benefit plans (as defined in Section 3(2) of ERISA).

         (p) Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not be required to offer employment to the individual employed pursuant to the employment Contract listed on Schedule 1.3(l), such individual need not be listed on Schedule 2.21, and the Sellers shall be responsible for all liabilities under such employment Contract.

         SECTION 6.12. Assistance In Collecting Certain Amounts. The Purchaser shall remit promptly to UDG, for the benefit of the Sellers, any payments or other sums received by the Purchaser that relate to any sales, shipments, or other matters occurring on or before the Closing Date or that otherwise are properly for the account of the Sellers. If, after the Closing Date, the Sellers shall wish to make a claim or otherwise take action under an Assigned Contract with respect to a liability of the Sellers that is not an Assumed Liability, or if the Sellers shall request the Purchaser's assistance in collecting accounts receivable of the Sellers from the Distributors, the Purchaser shall assist, cooperate, and consult with the Sellers with respect to such action and shall remit promptly to UDG, for the benefit of the Sellers, any payments or other sums received by the Purchaser that relate thereto. The Sellers shall remit promptly to the Purchaser any payments or other sums received by the Sellers after the Closing

Date that relate to any sales or shipments made by or are otherwise properly for the account of the Purchaser.

         SECTION 6.13. Differentiation Between Products of the Sellers and the Purchaser. For a period of not less than 12 months after the Closing, the Purchaser will code its products in the manner set forth on Schedule 6.13 or another manner approved by the Sellers.

         SECTION 6.14. Certain Financial Information. UDG shall provide or cause to be provided to the Purchaser, or as described in Schedule 6.14 shall assist the Purchaser in preparing, the audited and unaudited financial statements and other information regarding the Assets described on Schedule 6.14, within the time periods set forth on Schedule 6.14. The Sellers shall cause the Sellers' Accountants to provide the Purchaser or its Affiliates such consents as may be necessary for the Purchaser or its Affiliates to use such financial statements in filings under the Securities Acts, to provide procedures letters as described on Schedule 6.14, and to provide "comfort letters" as may be requested by the Purchaser or its Affiliates and as are customarily given by accountants. All expenses associated with providing the foregoing information, including expenses associated with obtaining such consents, procedures letters, and comfort letters, shall be paid by as provided in Schedule 6.2.

         SECTION 6.15. Intangible Property. After Closing, the Sellers shall (a) not infringe upon any of the Trademarks and (b) use their commercially reasonable efforts to cooperate with the Purchaser at the Purchaser's expense in the Purchaser's efforts after the Closing to maintain, protect, and enforce the Purchaser's rights in the Trademarks and shall execute all documents reasonably required to enable the Purchaser to accomplish such efforts.

         SECTION 6.16. Rebate Programs. Following the Closing, the Sellers shall discharge all of the obligations under Rebate Programs put into effect by the Sellers prior to Closing. liabilities for any Rebate Program shall be apportioned between the Purchaser and the Sellers in accordance with Schedule
1.9 as soon as practicable following the end of such Rebate Program. The Purchaser shall have no liability for any Grant Programs instituted by the Sellers.

         SECTION 6.17. Use Up Rights. (a) For a period of one year following the Closing Date, the Sellers shall cooperate with the Purchaser, at the Purchaser's sole expense, in connection with the Purchaser's efforts to obtain "use-up" rights with respect to labels and trade dress included in the Assets, including, if so requested by the Purchaser, confirmation to federal and state alcoholic beverage authorities that the Purchaser is authorized by the Sellers to use such labels and trade dress.

         (b) The Purchaser agrees that, following the Closing, UDG may continue to use the name "Glenmore" in its corporate name, and may continue to conduct business under that name, to December 31, 1997. UDG shall not use the "Glenmore" name as a trademark or service mark. If the Closing occurs, UDG agrees to change its name by such date to a name not using the name "Glenmore." From the Closing until such date, the Purchaser shall cooperate with the Sellers, at the Sellers' sole expense, in connection with the Sellers' efforts to obtain "use-up" rights with respect to advertising and point-of-sale materials on which the "Glenmore" name appears, including, if so requested by the Sellers, confirmation to federal and state alcoholic beverage authorities that the Sellers are authorized by the Purchaser to use such materials. The Sellers acknowledge that, following the Closing, the Purchaser will have the exclusive right, title, and interest in the Glenmore name and trademark. The Sellers will not at any time do or cause to be done any act, directly or indirectly, contesting or in any way impairing the Purchaser's right, title, and interest in the Glenmore name and trademark. Every permitted use of the Glenmore name shall inure to the benefit of the Purchaser.

         SECTION 6.18. Required Consents. If any Required Consent relating to any Contract is not obtained prior to Closing, and either (a) such Required Consent is not a Material Required Consent or (b) such Required Consent is a Material Required Consent but the parties waive the requirement to obtain such Material Required Consent, then (c) the parties shall continue to use their commercially reasonable efforts following the Closing to obtain such Required Consent, (d) such Contract shall not be deemed assigned unless and until such Required Consent is obtained, (e) the Sellers shall use their commercially reasonable efforts to provide to the Purchaser the benefits which the Purchaser would have received had such Required Consent has been obtained and cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Purchaser, and (f) to the extent that the Purchaser is provided such benefits pursuant to this Section 6.18, the Purchaser will perform for the benefit of the other party or parties to such Contract the obligations of the Sellers, if any, related thereto.

          SECTION 6.19. Name Change. The Sellers shall not use the phrase "The Viking Distillery Inc." or any derivation thereof from and after the Closing. On the Closing Date, the Sellers shall cause a certificate for name change of The Viking Distillery, Inc. to be filed.

          SECTION 6.20. Destroying Boiler House/Chimney Stack. The Sellers will use their commercially reasonable efforts to complete, prior to or as soon as practicable after, the

Closing, and in compliance with all applicable Laws, including but not limited to, Environmental and Safety Requirements, the destruction of the boiler house/chimney stack located at the Owensboro, Kentucky Plant, including without limitation removal from such Plant of the debris and materials generated by the destruction for proper disposal off-site and in accordance with all applicable Environmental and Safety Requirements and relocation of utilities and railroad tracks so they may be used in the manner previously used in connection with the Business. Costs and expenses relating to compliance with this Section 6.20 shall be borne by the Sellers.

         SECTION 6.21. Customers and Suppliers. (a) Not later than two days prior to the Closing Date, the Sellers shall deliver to the Purchaser a true and complete list, as of a date or dates within three days of such date of delivery as set forth thereon, of all Orders (as if such date were the Closing Date) which have an unexpired term of one year or more or the unsatisfied portion of which involves payments of $50,000 or more.

         (b) The Sellers shall notify the Purchaser prior to the Closing Date of any supplier or customer listed on Schedule 2.26 which inform the Sellers, in writing or, to the Sellers' Knowledge, orally, that it does not intend to do business with the Purchaser following the Closing with respect to the Business.

         SECTION 6.22. Other Agreements. The Sellers and the Purchaser shall provide to each other the notices, estimates, orders, and other information to be given prior to Closing as provided in the forms of the Other Agreements attached hereto, at the times contemplated by such forms.

                                  ARTICLE VII
                                    CLOSING

         SECTION 7.1. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Harter, Secrest & Emery, 700 Midtown Tower, Rochester, New York, at 10:00 A.M., local time, on September 1, 1995 or, if later, the first day of the month after the month in which the conditions set forth in Sections 4.4, 4.5, 4.8, 5.4, 5.5, and
5.8 have been satisfied or waived (or, if such date would be less than five business days following the occurrence of such event, the first day of the following month), or at such other place, time or date as may be agreed upon by the parties hereto (it being understood that the establishment of the foregoing conditions as the predicates for the date of the Closing shall not limit the effect of any other term of Article IV or V creating one or more conditions to the Closing itself). The Closing shall be deemed to be effective as of 12:01 a.m. Eastern Time on the Closing Date. The Closing may occur at such different place, such different time, or such different date or a combination thereof as the Purchaser and UDG may agree in writing.

         SECTION 7.2. Documents Delivered by the Sellers. At the Closing, the Sellers will at their sole cost and expense execute and deliver or cause to be executed and delivered to the Purchaser the following documents:

                  (a) A certificate signed by the President or a Vice President of each Seller to the effect set forth in Section 4.1, in all substantive respects in the form attached hereto as Exhibit 7.2(a).

                  (b) Opinions dated the Closing Date of Duane, Morris & Heckscher, Pamela Ireland, Esq., Stites & Harbison, Divine, Wilkin, Raulerson & Fields, and Robin, Blecker, Daley & Driscoll, counsel to the Sellers, in all substantive respects in the forms attached hereto as Exhibit 7.2(b).

                  (c) One or more assignments, as the Purchaser may reasonably request, of the Trademarks (other than the Chi-Chi's/Fleischmann's Trademarks) in all substantive respects in the form attached hereto as
         Exhibit 7.2(c), or in such other form as may be reasonably necessary with respect to the Foreign Trademarks, from and executed by each applicable Seller.

                  (d) One or more assignments, as the Purchaser may reasonably request, of the Assigned Contracts in all substantive respects in the form attached hereto as Exhibit 7.2(d) (or such other form or additional assignment as may be necessary under the terms of any Assigned Contract), executed by each applicable Seller.

                  (e) One or more bills of sale, as the Purchaser may reasonably request, for the Assets not otherwise conveyed, in all substantive respects in the form attached hereto as Exhibit 7.2(e), executed by each applicable Seller.

                  (f) General warranty deeds, in all substantive respects in the forms attached hereto as Exhibits 7.2(f)-1 and 7.2(f)-2, executed by the applicable Sellers, conveying marketable fee simple title to the Owned Property to the Purchaser, subject only to the Permitted Encumbrances.

                    (g) A Copyright Assignment, in all substantive respects in the form attached hereto as Exhibit 7.2(g), executed by UDG, with respect to the Mr. Boston Copyright.

                    (h) The Licenses and Other Agreements, executed by UDG or the appropriate Seller or Seller Affiliate.

                  (i) Uniform Commercial Code lien searches in Connecticut, Kentucky, and Georgia, reasonably satisfactory to counsel for the Purchaser, showing that there were no Liens of record outstanding against any of the Assets (other than Permitted Encumbrances) as of the Closing or a date reasonably proximate to the Closing Date.

                  (j) Evidence that all Material Required Consents and Approvals have been obtained by the Sellers, together with copies of any writings evidencing any Required Consents or Approvals and of the Estoppel Certificates, if obtained.

                  (k) A copy of resolutions of the Board of Directors of UDG and each of the Sellers, certified by the secretary or assistant secretary thereof as having been duly and validly adopted and in full force and effect, authorizing the execution and delivery of this Agreement, the Licenses, and the Other Agreements and performance of the transactions contemplated hereby by the Sellers.

                    (l) An affidavit of residence, in all substantive respects in the form attached hereto as Exhibit 7.2(l).

                  (m)      The Records.

                  (n)   The name change certificate identified in Section 6.19.

                    (o) A certificate signed by the President or a Vice President of Guinness America, Inc., in all substantive respects in the form attached hereto as Exhibit 7.2(o).

                    (p)   Certificates  of   incorporation,   certified  by  the
          Secretary of State of each Seller's state of incorporation.

                  (q) Certificates of good standing (including tax status, where available) with respect to each Seller (or such similar document, if any, as is issued by the appropriate agencies of the states in which the Sellers are organized).

                    (r) Such other documents as the Purchaser, its counsel, or counsel for its Parent may reasonably request to consummate the transactions contemplated hereby.

          SECTION 7.3. Documents Delivered by Purchaser. At the Closing, the Purchaser will and will cause the Purchaser Subsidiaries to, at their sole cost and expense, execute and deliver or cause to be executed and delivered to UDG on behalf of the Sellers the following documents:

                    (a) The  Closing  Amount by wire  transfer  as  provided  in
          Section  1.7.

                    (b) A certificate signed by the President or a Vice President of the Purchaser to the effect set forth in Section 5.2, in all substantive respects in the form attached hereto as Exhibit 7.3(b).

                    (c) Opinions dated the Closing Date of Harter, Secrest & Emery, Fulton, Hubbard, & Hubbard, and Fred R. Mardell, counsel to the Purchaser, in all substantive respects in the forms attached hereto as
          Exhibit 7.3(c).

                  (d) One or more assumptions of the Assumed Liabilities, in all substantive respects in the form attached hereto as Exhibit 7.2(d) (or such other form or additional instrument of assumption as may be necessary under the terms of any Assigned Contract or for any specific Assumed Liability), executed by the Purchaser.

                    (e) The Licenses and Other Agreements, executed by the Purchaser or the appropriate Purchaser Subsidiary.

                    (f) Resale certificates with respect to the Inventory, in all substantive respects in the forms attached hereto as Exhibit 7.3(f).

                    (g) Evidence that all Required Consents and Approvals have been obtained by the Purchaser.

                  (h) A copy of a resolution of the Board of Directors of the Purchaser and each of the Purchaser Subsidiaries, certified by the secretary or assistant secretary thereof as having been duly and validly adopted and in full force and effect, authorizing the execution and delivery of this Agreement, the Licenses, and the Other Agreements and performance of the transactions contemplated hereby by the Purchaser and the Purchaser Subsidiaries.

                  (i) A certificate signed by the President or a Vice President of the Purchaser, in all substantive respects in the form attached hereto as Exhibit 7.3(i).

                    (j)   Certificates  of   incorporation,   certified  by  the
          Secretary of State of the Purchaser's and each Purchaser Subsidiary's state of incorporation.

                  (k) Certificates of good standing with respect to the Purchaser and each Purchaser Subsidiary (or such similar document, if any, as is issued by the appropriate agencies of the states in which the Purchaser Subsidiaries are organized).

                    (l) Such other documents as the Sellers or their counsel may reasonably request to consummate the transactions contemplated hereby.

          SECTION 7.4. Delivery; Risk of Loss. On the Closing Date, the Sellers shall deliver the Assets to the Purchaser or to Persons designated by the Purchaser in such manner as is customary. The Sellers shall deliver to the Purchaser actual possession of the Assets to the extent actual possession of such Assets can reasonably be delivered. With respect to any Assets that cannot actually be delivered to the Purchaser or its designee because they are in possession of third parties, the Sellers will give all necessary instructions to the parties in possession thereof, with copies thereof to the Purchaser, that all of the Sellers' right, title, and interest in and to the same have been vested and licensed in the Purchaser and that the same are to be held for the Purchaser's exclusive use and benefit. The Sellers shall deliver the Assets listed in items 2 and 4 of Schedule 1.2(j) to the Purchaser as soon as practicable following the Closing, at such location or locations as the Purchaser shall reasonably specify. The Sellers shall bear the risk of loss to the Assets until transferred (actually or constructively) to the Purchaser on the Closing Date (or, in the case of the Assets listed in items 2 and 4 of Schedule 1.2(j), until delivered as provided in the preceding sentence), and the Sellers shall be entitled to retain any insurance proceeds received, or any other rights, as a result of any such loss.

                                  ARTICLE VIII
                                INDEMNIFICATION

         SECTION 8.1. Indemnification by the Sellers. From and after the Closing, subject to the provisions of this Article VIII, the Sellers, jointly and severally, agree to indemnify, defend, and save the Purchaser Indemnified Parties harmless from and against, and to promptly pay to or reimburse a Purchaser Indemnified Party for, all Losses sustained or incurred by any Purchaser Indemnified Party relating to, resulting from, arising out of, or otherwise by virtue of:

                  (a)(i) any breach of a representation or warranty made herein by the Sellers, (ii) non-compliance with or breach by the Sellers of any of the covenants or agreements contained in this Agreement to be performed by the Sellers or any of their Affiliates, (iii) Third Party Claims relating to the Assets or the Business, to the extent such Third Party Claims relate to, result from, or arise out of events, acts, omissions, circumstances, or conditions occurring or existing prior to the Closing Date, other than (A) the liabilities assumed by the Purchaser pursuant to Section 1.5 (without regard to Section 1.5(b)(iii)), (B) the liabilities with respect to which the Purchaser indemnifies the Seller Indemnified Parties pursuant to Section 8.2(b),
         (c), (d), (e), or (f), and (C) as described on Schedule 8.1(a), (iv) the Sellers' failure to comply with bulk sales or similar Laws which may be applicable to the transactions contemplated hereby, (v) any Terminated Foreign Distribution Agreement, provided the Purchaser has complied with its obligations relating thereto provided in Section 6.9, and (vi) Taxes relating to the Assets arising or accruing in respect of periods prior to the Closing;

                  (b) any bodily injury to, or illness or death of, a consumer of any Inventory, which injury, illness, or death resulted directly from such consumer's consumption of such Inventory and occurred (i) as a result of such Inventory not being Fit for Consumption when delivered to the Purchaser by the Sellers or their Affiliates and (ii) not as a result of (A) any storage, shipment, processing, or handling of such Inventory other than by the Sellers or (B) any misuse or abuse of alcoholic beverages by such consumer;

                  (c) any bodily injury to, or illness or death of, a consumer of any Products sold by the Sellers or their Affiliates prior to the Closing (including the Sellers' liabilities to contribute to any Losses relating to any such claim arising from any misuse or abuse of alcoholic beverages by such consumer);

                  (d)(i) to the extent provided in Section 8.14, any Remedial Work relating to any Sellers' Environmental Condition and any Losses arising from the performance by the Sellers of any Remedial Work or
         (ii) for Losses other than Remedial Work, any Sellers' Environmental Condition;

                    (e) the Excluded Liabilities (except to the extent the Purchaser is responsible to indemnify the Sellers pursuant to Section 8.2(c), (d), (e), or (f));

                  (f) any trademark right of any third party being infringed by the use by the Purchaser in the United States of the Chi-Chi's/Fleischmann's Trademarks which are in use in the United
         States as indicated on Schedule 1.2(c)-2 and are registered in the United States, provided the relevant Chi-Chi's/Fleischmann's License remains in effect and such use is not materially different from the manner in which such Chi-Chi's/Fleischmann's Trademarks have been used by the Sellers;

                  (g) any Finished Goods Inventory which does not comply with requirements of fill height, proof content, or other Federal or state laws relating to the production or sale of alcoholic beverages;

                  (h) Third Party Claims which arise from the inclusion by the Parent or any of its Affiliates of the SEC Financials or the MD&A Materials or any presentation derivative thereof in any filing required to be made by any of them pursuant to the requirements of the Securities Acts or any other disclosure or communication made by any of them, provided that the Sellers shall not have liability under this Section 8.1(h) unless (i) such Losses arise from an untrue statement of a material fact, or omission of a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any of the SEC Financials or MD&A Materials, (ii) in the case of the unaudited statements contained in the SEC Financials, either (A) such statements were not prepared in accordance with the Sellers' accounting policies or (B) the Sellers had Knowledge, at the time such SEC Financials were provided to the Purchaser, that such SEC Financials contained such untrue statement or omission, and (iii) in the case of the MD&A Materials, the Sellers did not prepare such MD&A Materials in good faith; or

                  (i)      any of the matters described on Schedule 8.1(i).

         SECTION 8.2. Indemnification by the Purchaser. From and after the Closing, subject to the provisions of this Article VIII, the Purchaser agrees to indemnify, defend, and save the Seller Indemnified Parties harmless from and against, and to promptly pay to or reimburse a Seller Indemnified Party for, all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of, or otherwise by virtue of:

                  (a)(i) any breach of a representation or warranty made herein by the Purchaser, (ii) non-compliance with or breach by the Purchaser of any of the covenants or agreements contained in this Agreement to be performed by the Purchaser or any of its Affiliates, (iii) Third Party Claims relating to the Assets, to the extent such Third Party Claims relate to, result from, or arise out of events, acts, or omissions occurring, or circumstances or conditions first arising, after the Closing Date, other than (A) the liabilities with respect to which the Sellers indemnify the Purchaser Indemnified Parties pursuant to Section 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv), 8.1(a)(v), 8.1(a)(vi), 8.1(b),
         8.1(c),  8.1(d),  8.1(e),  8.1(f), 8.1(g), 8.1(h), or 8.1(i) and (B) as
         described on Schedule 8.1(a), and (iv) Taxes relating to the Assets arising or accruing in respect of periods after the Closing;

                  (b) any bodily injury to, or illness or death of, a consumer of any Inventory, which injury, illness, or death resulted directly from such consumer's consumption of such Inventory, other than any such Losses for which the Sellers are responsible to indemnify the Purchaser pursuant to Section 8.1(b);

                    (c)  any  Environmental  Condition  except  as  provided  in
          Section 8.1(a)(i), Section 8.1(d), and Section 8.14;

                    (d)  any  failure  of  the   Purchaser   (or  any  Purchaser
          Subsidiary to which the relevant Chi-Chi's/Fleischmann's License is assigned) to meet the Chi-Chi's Requirements;

                  (e)      the Assumed Liabilities; or

                  (f) Third Party Claims which arise from the inclusion by the Parent or any of its Affiliates of (i) the SEC Financials or any presentation derivative thereof in any filing made by any of them pursuant to the requirements of the Securities Acts or in any other disclosure or communication, except to the extent the Sellers are responsible to indemnify the Purchaser therefor pursuant to Section 8.1(h), or (ii) the MD&A Materials or any presentation derivative thereof in any filing made by any of them pursuant to the requirements of the Securities Acts or in any other disclosure or communication, provided that the MD&A Materials were prepared by the Sellers in good faith.

         SECTION 8.3.      Indemnification Procedure for Third Party Claims.

        (a)  In the event
that subsequent to the Closing any Person entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim, issuance of any order, or the commencement of any action or proceeding by any entity who is not a party to this Agreement or an Affiliate of such a party (including, but not limited to any Governmental Entity) against such Indemnified Party, or intends to conduct a voluntary recall (which, if not made voluntarily, would be reasonably likely to be required by a Governmental Entity under applicable Law) of any Finished Goods Inventory (any of the foregoing being a "Third Party Claim"), in each case against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice of such claim to the Indemnifying Party within 30 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim), together with a statement of any available information regarding such claim and the counsel the Indemnified Party intends to employ in connection with such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within 30 days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed, and, in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval, which approval shall not be unreasonably withheld or delayed.

         (b) In the event that the Indemnifying Party shall fail to give a Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject Third Party Claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith, but the Indemnified Party shall not compromise, settle, default on, or admit liability with respect to such Third Party Claim without prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. In such event, the Indemnifying Party will be liable for all costs, expenses, settlement amounts, or other Losses paid or incurred in connection with such Third Party Claim; provided, that, if the Indemnified Party settles, compromises, defaults on, or admits liability with respect to such Third Party Claim without the Indemnifying Party's prior written consent (unless such consent is unreasonably withheld), the Indemnified Party will be liable for all costs, expenses, settlement amounts, or other Losses paid or incurred in connection therewith and the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect thereto.

         (c) In the event that the Indemnifying Party does elect to conduct the defense of the subject Third Party Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party. Regardless of which party defends a Third Party Claim, the other party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. The Indemnified Party shall not compromise, settle, default on, or admit liability with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim if, pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim, other than an offer the Indemnifying Party is not permitted to accept pursuant to the preceding sentence, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within 10 calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party to the date of delivery of such notice. If an Indemnified Party settles, compromises, defaults on, or admits liability with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Article VIII with respect to such Third Party Claim.

         (d) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order.

         SECTION 8.4. Direct Claims. It is the intent of the parties hereto that all direct claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this
Article VIII. Any claim under this Article VIII by an Indemnified Party for indemnification other than indemnification against a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of 30 calendar days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under this Article VIII.

         SECTION 8.5. Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete, or accurate notice as provided in Sections 8.3 or 8.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise adversely affected or damaged as a result of such failure to give timely, complete, and accurate notice.

         SECTION 8.6. Reduction of Losses. The parties shall use their commercially reasonable efforts to collect the proceeds of any insurance which would have the effect of reducing any Losses (in which case such proceeds shall reduce such Losses). To the extent any Losses of an Indemnified Party are reduced by receipt of payment (a) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment or (b) from third parties not affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) shall be credited against such Losses and, if indemnification payments shall have been received prior to the collection of such proceeds, shall remit to the Indemnifying Party the amount of such proceeds (net of the cost of collection thereof) to the extent of indemnification payments received in respect of such Losses.

         SECTION 8.7. Subrogation. The Indemnifying Party shall be subrogated to the Indemnified Party's rights of recovery to the extent of any Losses satisfied by the Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party to use the name of the Indemnified Party and the names of the Indemnified Party's Affiliates in any transaction or any proceeding to enforce such rights and shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records with respect to such Losses.

         SECTION 8.8. Limitations on Indemnities. (a) The Purchaser shall not have any liability pursuant to Section 8.2(a)(i) hereof unless and until the aggregate amount of all Losses payable pursuant to Sections 8.2(a)(i) exceeds the Threshold Amount, and then the Purchaser shall have liability only for the amount of such Losses in excess of the Threshold Amount.

         (b) Except as provided in Section 8.8(g), the Sellers shall not have any liability pursuant to Section 8.1(a)(i) hereof unless and until the aggregate amount of all Losses payable pursuant to Sections 8.1(a)(i) exceeds the Threshold Amount, and then the Sellers shall have liability only for the amount of such Losses in excess of the Threshold Amount.

         (c) Except as provided in Section 8.8(g), any claims (including all claims arising out of the same event) for indemnification under Section 8.1(a)(i) may be made only in respect of Losses for such claim or related claims if such Losses exceed $3,000, in which event the Sellers shall, subject to this
Article VIII, be liable for all of such Losses. Any claims in respect of Losses of less than $3,000 per such claim or related claims may not be applied toward the Threshold Amount.

         (d) The Sellers' liability for the Purchaser Indemnified Parties' Losses subject to indemnification under Sections 8.1(a)(i) and 8.1(f) shall be limited (i) for Losses relating to any group of Assets described on Schedule 8.8, to the amount set forth beside such group of Assets on Schedule 8.8, and
(ii) in the aggregate to the Purchase Price. The Sellers' liability to the Purchaser Indemnified Parties under Section 8.1(g) for any Finished Goods Inventory shall be limited to the Book Value of such Finished Goods Inventory (provided, that this sentence shall not limit the Sellers' liability with respect to Third Party Claims other than Third Party Claims to the extent arising solely from returns of goods).

         (e) The Purchaser's liability for Seller Indemnified Parties' Losses subject to indemnification under Section 8.2(a)(i) shall be limited to the Purchase Price.

         (f) In no event shall either party be liable under this Article VIII for indirect, consequential, special, or exemplary damages (provided, that this Section 8.8(f) shall not limit the Sellers' liability for (i) amounts paid by the Purchaser Indemnified Parties in respect of Third Party Claims, including amounts payable with respect to Third Party Claims as indirect, consequential, special, punitive, or exemplary damages, or (ii) lost profits).

         (g) If an Estoppel Certificate is not obtained from either Chi-Chi's/Fleischmann's Licensor, any claim for indemnification under Section 8.1(a)(i) with respect to a breach of a representation or warranty made in
Section 2.6 with respect to such Chi-Chi's/Fleischmann's Licensor or the related Chi-Chi's/Fleischmann's License shall not be subject to Section 8.8(b) or 8.8(c).

         SECTION 8.9. Survival of Representations, Warranties and Covenants; Time Limits on Indemnification Obligations. All representations, warranties, covenants, and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and (a) with respect to Indefinite Claims, shall survive indefinitely, (b) with respect to any Special Claim, shall survive until, and shall expire on, the date that all claims against any Purchaser Indemnified Party which could give rise to a Special Claim are barred by all applicable statutes of limitations, and no Special Claim may be made thereafter, (c) with respect to claims under Section 8.1(g), shall survive until, and shall expire on, the date which is 12 calendar months following the Closing Date, and no such claim may be made thereafter, and
(d) with respect to General Claims, shall survive until, and shall expire on, the date which is 18 calendar months following the Closing Date, and no General Claim may be made thereafter; provided that Special Claims, claims under Section 8.1(g), and General Claims for which the party asserting such a claim shall have given notice as provided in Section 8.3 on or prior to the expiration of the applicable period specified above hereof shall survive indefinitely.

         SECTION 8.10. Defense of Claims; Control of Proceedings. Notwithstanding anything in Section 8.3 of this Agreement to the contrary, to the extent any Losses subject to indemnification hereunder would exceed (after giving effect to then outstanding or theretofore indemnified claims) limitations on the Indemnifying Party's indemnity obligations under this Agreement, whether pursuant to Section 8.9 or otherwise, the Indemnified Party shall be entitled to control the defense of such claim or management of such proceeding with respect to such Losses at the Indemnified Party's sole cost and expense.

          SECTION 8.11. Fraud. In the case of fraud by any party in the making of representations and warranties, the other parties shall have all remedies available at law and at equity without giving effect to any of the limitations set forth in Section 8.8 or Section 8.9.

         SECTION 8.12. Knowledge Prior to Closing. For purposes of this Article VIII, neither party hereto shall be deemed to have breached any representation or warranty if (a) such party shall have notified the other party hereto in writing, on or prior to the Closing Date, of such breach or of any facts or circumstances constituting or resulting in such breach, (b) such party had Knowledge of such breach, facts, or circumstances on or prior to the date of this Agreement, and (c) as a result of all such breaches collectively, the conditions to the other party's or parties' obligations to consummate the Closing set forth in Section 4.1 or 5.1, as the case may be, are not satisfied.

          SECTION  8.13.  Exclusivity.  The  indemnification  provided  by  this
Article VIII shall be the sole remedy (other than termination of this Agreement pursuant to Article IX and except as provided in Section 8.11) for any of the matters referred to in this Article VIII; provided, that this Section 8.13 shall not prohibit injunctive relief if available under applicable Law.

         SECTION 8.14. Environmental Matters. (a) If any Purchaser Indemnified Party shall become aware of any condition or circumstance which may require Remedial Work relating to a Sellers' Environmental Condition, it shall give prompt notice thereof (an "Environmental Claim Notice") to the Sellers as contemplated by Section 8.3. Any Environmental Claim Notice must describe with specificity the conditions or circumstances giving rise to such notice.

         (b) Subject to the provisions of this Section 8.14, (i) the Sellers shall be liable for all costs and expenses of Sellers' Remedial Work and any Losses arising from the performance by the Sellers of any Remedial Work and (ii) the Purchaser shall be liable for all Remedial Work relating to any Purchaser Environmental Condition and for any Remedial Work relating to any Sellers' Environmental Condition which does not constitute Sellers' Remedial Work.

         (c) The Sellers  shall have the right,  by notice  (the  "Environmental
Defense Notice") given within 30 days of receipt of an Environmental Claim Notice, to elect to conduct any Remedial Work relating to the matters set forth in such Environmental Claim Notice; provided, that the giving of an Environmental Defense Notice shall not constitute an admission that any such Remedial Work is Sellers' Remedial Work. If the Sellers shall give an Environmental Defense Notice, the Sellers shall promptly commence such Remedial Work. If the Sellers do not give an Environmental Defense Notice within such 30-day period, the Purchaser shall promptly commence such Remedial Work. The Sellers shall be deemed to have given hereby an Environmental Defense Notice with respect to any Remedial Work currently on-going or related to the removal of the boiler house/chimney stack as required by Section 6.20.

         (d) The Sellers and their agents shall have reasonable access to the Plants for the purpose of performing any Remedial Work to be performed by the Sellers in accordance with this Section 8.14. The Sellers shall have the right to bring such equipment and vehicles onto the Plants as are necessary for efficient performance of such Remedial Work. The Purchaser shall not make any alterations or additions to the Owned Property which would interfere with any Remedial Work then being performed by the Sellers other than as may be required by Law.

         (e) The party  performing  any Remedial  Work  pursuant to this Section
8.14 (the "Performing Party") shall perform such Remedial Work in a commercially reasonable manner, with contractors having appropriate experience in and all necessary permits for such matters, in compliance with all Environmental and Safety Requirements, and in compliance with this Section 8.14. If the Sellers shall be the Performing Party, they shall perform such Remedial Work in such a manner as to minimize, to the extent commercially practicable, interference with the conduct of the Purchaser's business at the Plants.

         (f) Each party shall provide the other with copies of all environmental audits, sampling results, and assessments relevant to any Environmental Claim Notice or Remedial Work. Prior to the commencement of any Remedial Work by a Performing Party, the other party (the "Nonperforming Party") shall notify the Performing Party of any conditions known to the Nonperforming Party which could reasonably be expected to have a material effect on such Remedial Work.

          (g) If a Performing Party shall conduct any Remedial Work, and it is subsequently determined (by agreement between the parties or by a judgment not subject to further appeal) that the Nonperforming Party was responsible in accordance with this Section
8.14 for all or a portion of the Losses related thereto, the Nonperforming Party shall pay such Losses with interest thereon (from the date the Performing Party paid such amounts to the date of payment by the Nonperforming Party) at the Prime Rate.

         (h) The Purchaser shall control all communications with Governmental Entities regarding Environmental Conditions at the Plants, except to the extent the Sellers are required by Law to make such communications. Each party shall provide to the other copies of all such written communications received from or made to any Governmental Entity, except as may be required by Law. Prior to making any such written communication to any Governmental Entity, each party shall, to the extent reasonably practicable under the circumstances and required response times and to the extent permitted by Law, provide drafts thereof to the other party and shall in good faith consider the comments thereon of such other party. In no case shall either party be liable for any Remedial Work to which the other party, in any such communication, commits or admits liability, unless such party has consented to such admission of liability (which consent shall not be unreasonably withheld) or so committing or admitting liability was otherwise commercially reasonable under the circumstances and after due consideration of the objections thereto of the party not making such communication.

         (i) The obligations set forth in this Section 8.14 shall not be subject to Section 8.8 (except for Section 8.8(f)).

          SECTION 8.15.  Contribution.  If the  indemnification  provided for in
Section 8.1(h) or 8.2(f) is unavailable to an Indemnified Party in respect of any Losses referred to therein, then each Indemnifying Party which would otherwise be liable under such Section 8.1(h) or

8.2(f), in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable to such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of each Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such Losses, and any other relevant equitable considerations. The relative fault of each Indemnifying Party on the one hand and the Indemnified Party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.


                                   ARTICLE IX
                                  TERMINATION

          SECTION 9.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                    (a) by mutual written consent executed by the Purchaser and the Sellers;

                    (b) by either the  Purchaser  or the  Sellers,  in  writing, without liability to the terminating party on account of such termination (providing the terminating party is not otherwise in default or in breach of this Agreement) if (i) any of the conditions to its obligations under Article IV or Article V of this Agreement, as the case may be, shall not have been satisfied or waived in writing by such party, (ii) the other party shall have failed to perform in any respect its covenants or agreements contained herein required to be performed prior to the Closing, or shall have breached any of its representations or warranties contained herein, in each instance exclusive of such breaches which in the aggregate would not be reasonably likely to give rise to Losses in excess of $500,000 (and provided that the terminating party shall afford the other party at least five business days notice of and opportunity to cure such breach), or (iii) if the Closing shall not have occurred for any reason on or before November 1, 1995, unless the failure of such conditions to be satisfied or the Closing to take place on or before such time is attributable to the breach by the terminating party of its obligations to consummate the transactions contemplated hereby or of any of its other obligations hereunder; or

                    (c) by either party, in writing,  without liability,  if the purchase of the Assets contemplated hereby shall violate any non-appealable final order, decree, or judgment of any Governmental Entity having competent jurisdiction or if there shall be a statute, rule, or regulation that makes such purchase illegal or otherwise prohibited.

          SECTION 9.2. Effect of Termination. Upon any termination of this Agreement pursuant to Section 9.1, neither of the parties shall have any liability or obligation to the other arising out of this Agreement except for any liability arising from a party's breach of this Agreement prior to such termination (provided that, for purposes of this Section 9.2, no party shall be deemed to have breached a representation or warranty if Sections 8.12(a) and (b) have been satisfied with respect to such breach); provided that the provisions of Sections 6.1 and

6.2, this Section 9.2, Article XI, and the Confidentiality Agreement shall survive such termination.

                                   ARTICLE X
                                  DEFINITIONS

          SECTION 10.1. Defined Terms. The following terms shall have the following meanings as used in this Agreement:

         "Accounting Methodology" shall mean the accounting principles and procedures described on Schedule 1.8(g) hereto.

         "ADA" shall mean the Americans with Disabilities Act, 42 USCA 1210, et seq., and the rules and regulations promulgated thereunder.

         "Affiliate" shall mean, as to a specified Person, any Person controlling, controlled by, or under common control with such specified Person. For purposes of this definition, "control," including the terms "controlling" and "controlled," means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities of partnership or other ownership interests, by contract, or otherwise.

         "Agreement" shall mean this Asset Purchase Agreement and all Schedules and Exhibits hereto.

         "Approvals" means all permits, licenses, registrations, and approvals of or from Governmental Entities necessary for the operation of the Plants and sale of the Products as presently conducted, including, without limitation, those listed on Schedules 2.2, 3.2, and 6.7.

         "Assets" shall have the meaning specified in Section 1.2.

         "Assigned Contracts" shall mean, collectively, the agreements listed on
Schedule 1.2(m), the Chi-Chi's/Fleischmann's Licenses, the Customer Orders, and the Purchase Orders.

         "Assumed Liabilities" shall have the meaning specified in Section 1.5.

         "Barrel Agreement" shall have the meaning specified in Section 4.6.

         "Barton Guaranty" shall have the meaning specified in Section 5.6.

          "Book Value" of any Assets, as of any date on or prior to the Closing Date, shall mean the net value on such date of such Assets as determined in accordance with generally accepted accounting principles consistently applied by the Sellers (except as otherwise noted in the Accounting Methodology) on the basis of the information contained in the internal books and records of the Sellers.

         "Book Value Adjustment" shall mean the sum of the Adjustments, where "Adjustments" means (i) with respect to Plants and Manufacturing Equipment, (A) the Book Value as of the Closing Date of any Manufacturing Equipment added subsequent to the date of this Agreement in conformity with the representations and covenants contained herein minus (B) the sum of the reductions for casualty, loss, or disposition of such items and the per diem adjustments for depreciation as set forth on Schedule 1.8(g), in each case from the date set forth on
Schedule 1.8(g) to the Closing Date, (ii) with respect to Prepaid Expenses, (A) the cost of any Prepaid Expenses made subsequent to the date of this Agreement in conformity with the representations and covenants contained herein minus (B) the per diem adjustments for amortization as set forth on Schedule 1.8(g) from the date set forth on Schedule 1.8(g) (or, in the case of Prepaid Expenses made subsequent to the date of this Agreement, from the date made) to the Closing

Date, and (iii) with respect to Inventory, the value of such Inventory, based on
the  values  for  each   Merchantable  unit  established  using  the  Accounting
Methodology minus $17,497,425.
The Book Value Adjustment may be a positive or a negative number.

          "Book Value Calculation" shall have the meaning specified in Section 1.8(a).
         "Bottling Agreement" shall have the meaning specified in Section 4.6.

         "Brandy Agreement" shall have the meaning specified in Section 4.6.

          "Business" shall mean the manufacture, sale, and distribution of the Products and the operation, ownership, and use of the Assets.

         "California Agreement" shall have the meaning specified in Section 4.6.

          "Canadian  Whisky  Agreements"  shall have the  meaning  specified  in
Section 4.6.
         "Chase" shall mean The Chase Manhattan Bank (National Association).

          "Chi-Chi's/Fleischmann's Licenses" shall have the meaning specified in
Section 1.2(c).

         "Chi-Chi's/Fleischmann's Licensors" shall mean the licensors under the Chi-Chi's/Fleischmann's Licenses.

          "Chi-Chi's/Fleischmann's Trademarks" shall have the meaning specified in Section 1.2(c).

         "Chi-Chi's Requirements" shall mean the requirements for transfer of the Chi-Chi's/Fleischmann's License related to the "Chi-Chi's" trademarks, as described on Schedule 1.2(c)-1.

          "Clarendon" shall mean Clarendon Flavor Engineering, a division of United Distillers Manufacturing, Inc.

         "Clarendon Lease" shall have the meaning specified in Section 4.6.

         "Closing" shall have the meaning specified in Section 7.1.

          "Closing Adjustment" shall mean the Book Value Adjustment minus the Estimated Book Value Adjustment. The Closing Adjustment may be a positive or negative number.

         "Closing Amount" shall have the meaning specified in Section 1.7(b).

         "Closing Date" shall mean the date of the Closing.

         "Closing Statement" shall have the meaning specified in Section 1.8(a).

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

         "Collective Bargaining Agreements" shall mean the Assigned Contracts identified on Schedule 1.2(m) as collective bargaining agreements.

         "Commitment Letter" shall mean the commitment letter from Chase to provide financing for the Purchaser's payment of the Purchase Price as referred to in Section 3.4.

         "Confidentiality Agreement" shall mean the agreements dated October 18, 1994 and January 13, 1995 between UDG and the Purchaser.

         "Container Licenses" shall have the meaning specified in Section 1.4.

          "Contract" shall mean any written contract, agreement, instrument, lease, or license. "Corn Whiskey Agreement" shall have the meaning specified in
Section 4.6.

          "Customer Order" shall mean a bona fide order from an unaffiliated customer evidenced by a purchase order given in accordance with the Sellers' customary practices in the ordinary course of business.

         "Defense Counsel" shall have the meaning specified in Section 8.3.

         "Defense Notice" shall have the meaning specified in Section 8.3.

         "Direct Claim" shall have the meaning specified in Section 8.4.

         "Distributors" shall mean the distributors, wholesalers, and brokers of the Products in the United States as sold by the Sellers.

         "Employee Pension Plan" shall mean any (i) nonqualified deferred compensation or retirement plans or arrangements which are "employee pension benefit plans," as defined in Section 3(2) of ERISA, whether or not terminated, including, but not limited to, any excess benefit plan, top hat plan, or deferred compensation plan, or (ii) qualified defined contribution or defined benefit arrangements which are employee pension benefit plans, in each case which any Seller or any Plan Affiliate of any Seller has at any time within the past six years maintained or made contributions to or had any other liability with respect to, and in each case on behalf of or with respect to Plan Beneficiaries.

          "Employee Plan" shall mean any Employee Welfare Plan, Employee Pension Plan, or Other Plan.

         "Employee Welfare Benefit Plan" shall mean any plan or program maintained or sponsored by the Purchaser which would be an Employee Welfare Plan if maintained or sponsored by the Sellers.

         "Employee Welfare Plan" shall mean any employee welfare benefit plan, as defined in Section 3(1) of ERISA, whether or not terminated, including, but not limited to, any severance agreement or plan, any material fringe benefit plan or program, any medical plan, life insurance plan, short-term or long-term disability plan, dental plan, personnel policy, vacation time, holiday pay, bonus programs, service award, moving expense reimbursement program, tool allowance, safety equipment allowance, and sick leave, which any Seller or any Plan Affiliate of any Seller has at any time within the past six years maintained, made contributions to, obligated itself to make contributions to, or had any other liability with respect to, in each case on behalf of or with respect to Plan Beneficiaries.

         "Environmental and Safety Requirements" shall mean all Laws relating to public health and safety, worker health and safety, and pollution and protection of the environment (including, but not limited to, soil, land surface and subsurface, surface waters, ground water, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium), all as amended or reauthorized, or hereafter amended or reauthorized.

          "Environmental  Claim  Notice"  shall have the  meaning  specified  in
Section 8.14.

          "Environmental Condition" shall mean any matter relating to the presence, release, use, generation, discharge, storage, treatment, or disposal of Hazardous Materials, at or affecting the Plants, or the transportation of Hazardous Materials to or from the Plants, or the disposal of Hazardous Materials generated or utilized by the Plants.

          "Environmental  Defense  Notice"  shall have the meaning  specified in
Section 8.14.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Estimated Book Value  Adjustment" shall have the meaning specified in
Section 1.7(b).

          "Estimated Purchase Price" shall have the meaning specified in Section 1.7(a).

         "Estoppel Certificates" shall mean estoppel certificates from each Chi-Chi's/Fleischmann's Licensor, in the forms previously provided by the Purchaser to the Sellers, subject to such modifications as may be requested by the respective Chi-Chi's/Fleischmann's Licensor and are reasonably acceptable to the Purchaser.

         "Excluded Assets" shall have the meaning specified in Section 1.3.

         "Excluded Liabilities" shall have the meaning specified in Section 1.6.

          "Finished Goods Inventory" shall have the meaning specified in Section 1.2(h).

          "Fit for Consumption" shall mean fit for human consumption as an alcoholic beverage.

          "Flavoring  Supply  Agreement"  shall have the  meaning  specified  in
Section 4.6.

          "Foreign  Trademarks"  shall  have the  meaning  specified  in Section
1.2(b).

         "Formulae" shall have the meaning specified in Section 1.2(d).

         "FRPTA" shall mean the Foreign Investment Real Property Transfer Act.

          "General Claim" shall mean any claim for indemnification under Section 8.1(a)(i) or Section 8.2(a)(i) other than a Special Claim or Indefinite Claim.

         "Governmental Entity" shall mean any Federal, state, local, or other governmental authority or administrative agency or any court or other tribunal, domestic or foreign.

         "Governmental Filings" shall mean such filings or recordings of the assignments of the Trademarks and the rights in the Chi-Chi's/Fleischmann's Trademarks and such other filings as may be required to be made in connection with this Agreement and the transactions contemplated hereby pursuant to applicable Laws affecting the transactions contemplated hereby or relating to the production, marketing, sale, and distribution of alcoholic beverages.

         "Grant Programs" shall mean contracts, arrangements, or understandings with Distributors regarding offers of special purchase allowances, post-offs, other off-invoice discounts, depletion allowances, entity grants, or other similar forms of promotional allowances, in each case with respect to the Products.

         "Guinness Guaranty" shall have the meaning specified in Section 4.6.

          "Guinness 401(k) Plan" shall mean The Guinness America Employees Savings Plan.

          "Hazardous Materials" shall mean (i) hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq. and the regulations promulgated thereunder, the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq. and the regulations promulgated thereunder, and any other Environmental and Safety Requirements; (ii) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, waste, material, or substance within the meaning or scope of any Environmental and Safety Requirements; (iii) any petroleum product or by-product, including, without limitation, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (iv) any radioactive material, including, without limitation, any source, special nuclear, or by-product material as defined in 42 U.S.C. ss.ss. 2011 et seq.; (v) asbestos in any form or condition; and (vi) polychlorinated biphenyls.

         "Heaven Hill Products" shall mean the products manufactured by any Seller or any of their Affiliates under the Viking Bottling Agreement, dated as of January 29, 1993, between Guinness America, Inc., an Affiliate of the Sellers, and Heaven Hill Distilleries, Inc.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

         "Indefinite Claim" shall mean any claim for  indemnification  under (i)
Section 8.1(a)(i) relating to any breach of any representation or warranty of the Sellers relating to the Sellers' title to Assets, (ii) Section 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv), 8.1(a)(v), 8.1(a)(vi), 8.2(a)(ii),

8.2(a)(iii),  or  8.2(a)(iv),  (iii) Section  8.1(b),  8.1(c),  8.1(d),  8.1(e),
8.1(f),  8.1(h),  8.1(i),  or (iv) Section 8.2(b),  8.2(c),  8.2(d),  8.2(e), or
8.2(f) hereof, or (v) Section 8.14.

         "Indemnified Party" shall have the meaning specified in Section 8.3.

         "Indemnifying Party" shall have the meaning specified in Section 8.3.

          "Intellectual Property" shall have the meaning specified in Section 1.2(k).

          "Inventory" shall mean the Finished Goods Inventory, the Materials Inventory, and the Literature, collectively.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge," "known to," or "aware of," or a similar phrase with respect to (i) the Sellers shall mean the actual knowledge, after due inquiry (except that, where Knowledge is stated to be without investigation, such inquiry shall not include (A) any inquiry of persons other than employees, agents, counsel, or accountants of the Sellers and their Affiliates or (B) any Uniform Commercial Code, trademark, patent, or other searches of records of Governmental Entities), as of the date of this Agreement or of any certificate delivered pursuant hereto of the individuals listed on Schedule K-1, or any of them individually (provided, that the knowledge of the persons listed as "key employees" on Schedule 2.14 shall in no event be included as "Knowledge" of the Sellers for purposes of the last sentence of Section 2.14), and (ii) the Purchaser shall mean the actual knowledge, after due inquiry (except where Knowledge is stated to be without investigation), as of the date of this Agreement or of any certificate delivered pursuant hereto of the individuals listed on Schedule K-2, or any of them individually.

         "Laws" shall mean all laws, statutes, regulations, codes, ordinances, rules, policies, guidelines, interpretations, directives, writs, injunctions, decrees, and orders of or promulgated by any Governmental Entity.

         "Licenses" shall have the meaning specified in Section 1.4.

         "Lien"   shall  mean  any  lien,   charge,   claim,   option,   pledge,
hypothecation, assessment, license, mortgage, encumbrance, security interest, easement, or similar restriction.

         "Literature" shall have the meaning specified in Section 1.2(j).

          "Losses" shall mean any losses, liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated), claims, damages, assessments, costs, or expenses (including, without limitation, interest, fines, penalties, actual or punitive damages, and reasonable legal and other professional fees and expenses of investigating or defending any claims).

          "Manufacturing Equipment" shall have the meaning specified in Section 1.2(g).

          "Material Contract" shall mean any Contract pertaining to the Business which requires or results in annual payments by or to the Sellers of more than $50,000 or is not terminable on less than 90 days notice with payments of less than $50,000.

         "Material Required Consent" shall mean any Required Consent identified as material on Schedule 1.2(m), Schedule 2.2, or Schedule 3.2.

          "Materials Inventory" shall have the meaning specified in Section 1.2(i).

          "MD&A Materials"  shall mean the materials to be provided  pursuant to
Section 6.14 which are identified as "MD&A Materials" on Schedule 6.14.

         "Medley Agreements" shall have the meaning specified in Section 4.6.

          "Merchantable"  shall  mean have the  meaning  set  forth on  Schedule
1.8(g).

          "Mr. Boston Contract" shall mean the Agreement, dated as of January 1, 1993, as amended November 15, 1994, between UDG and Warner Books, Inc. relating to the Mr. Boston Copyright.

          "Mr. Boston Copyright" shall mean the copyrights for the Mr. Boston Official Bartender's Guide and Mr. Boston Official Bartender's and Party Guide, in all versions and media.

         "New Employees" shall mean (i) all Union Employees and (ii) all active Non-Union Employees of the Sellers at the Owensboro and Viking facilities who become employees of the Purchaser immediately following the Closing and all inactive Non-Union Employees of the Sellers at the Owensboro and Viking facilities who become active employees of the Purchaser after the Closing and who were inactive on the Closing for reasons of earned vacation, temporary illness not constituting short or long term disability, leave of absence or short or long term disability; provided, however, that in the case of a Non-Union Employee who is not an active employee on the Closing due to short (as provided pursuant to the United Distillers Manufacturing, Inc. Human Resources Policies and Procedures) or long term disability, he or she becomes an active employee of the Purchaser prior to the 91st day of such disability.

         "Nonperforming Party" shall have the meaning specified in Section 8.14 "Non-Union Employees" shall mean the employees of the Sellers at the Plants who are not covered by the Collective Bargaining Agreements.

         "Orders" shall mean all Customer Orders relating to the Products which have been received by the Sellers but have not been shipped, and all Purchase Orders relating to the

Products which have been given by the Sellers but have not been received, in each case as of the Closing Date; provided, that Orders shall not include any purchase orders for Scotch.

         "Other Agreements" shall mean the agreements to be entered into at Closing referred to in Section 4.6 or Section 5.6.

          "Other  Intellectual  Property"  shall have the meaning  specified  in
Section 2.7(b).

          "Other Plan" shall mean any plan, policy, program, arrangement, or agreement, including, but not limited to, any bonus or incentive plan, stock options, restricted stock, stock bonus, deferred bonus plan, salary reduction agreement, change-of-control agreement, employment agreement, or consulting agreement with a former employee (in each case, which is not an Employee Pension Plan or Employee Welfare Plan), which any Seller or any Plan Affiliate of any Seller has at any time within the past six years maintained, made contributions to, obligated itself to make contributions to, or had any other liability with respect to, in each case for the benefit of or with respect to Plan Beneficiaries.

         "Owned Property" shall mean the real property at the Plants (other than property leased under the Assigned Contracts), as described on Schedule 1.2(f).

         "Parent"  shall  mean  Canandaigua  Wine  Company,   Inc.,  a  Delaware
corporation, which directly or indirectly owns all of the capital stock of the Purchaser.

         "PBGC" shall mean Pension Benefit Guaranty Corporation.

         "Performing Party" shall have the meaning specified in Section 8.14.

          "Permits" shall mean notifications, licenses, permits (including, without limitation, environmental, construction, and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations, and other similar documents and authorizations, and applications therefor, issued by, or submitted to, any Governmental Entity.

         "Permitted Encumbrance" shall mean any Liens (i) created under the terms of, or by operation of law in connection with, any of the Assigned Contracts, (ii) created by or through the Purchaser, (iii) relating to any taxes or other governmental charges or levies that are not yet due and payable or which are being contested in good faith by appropriate proceedings and which have been or will be disclosed in writing to the Purchaser, (iv) the encumbrances of the bailment of any state of the United States, (v) that is or is related to one of the Assumed Liabilities, (vi) in the nature of easements or restrictions on real property that in the aggregate do not materially detract from the value or impair the use of the properties or assets subject thereto or the operations of the Business, (vii) with respect to the Owned Property, are set forth in Section II of Schedule B to either of the Title Commitments or on either of the Surveys.

         "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated association, corporation, or entity, including any Governmental Entity.

         "Plan Affiliate" of any Person shall mean any other Person with whom such Person constitutes all or part of a controlled group, or which would be treated with such Person as under common control, or whose employees would be treated as employed by such Person, under Section 414 of the Code and any regulations, administrative rulings, and case law interpreting the foregoing.

          "Plan   Beneficiaries"  shall  mean  the  Plant  Employees  and  their beneficiaries and dependents.

         "Plants" shall have the meaning specified in Section 1.2(f).

          "Plant Employee" means any current or former employee of the Sellers at the Plants.

         "Prepaid Expenses" shall have the meaning specified in Section 1.2(o).

          "Prime Rate" shall mean the rate of interest announced from time to time by Chase as its prime or base rate.

         "Product Liability Claims and Liabilities" shall mean claims against or liabilities of the Sellers relating to personal injury or property damage involving the Products.

         "Products"  shall  mean the  products  marketed  as of the date of this
Agreement   and   as   of   the   Closing   under   the   Trademarks   and   the
Chi-Chi's/Fleischmann's Trademarks.

         "Promotional Programs" shall mean programs to provide special display, packaging, or point-of-sale promotional materials to retailers of the Products.

         "Purchase Order" shall mean a bona fide order to an unaffiliated supplier evidenced by a purchase order given in accordance with the Sellers' customary practices in the ordinary course of business.

         "Purchase Price" shall have the meaning specified in Section 1.7(a).

         "Purchaser" shall have the meaning specified in the preamble hereto.

          "Purchaser Documents" shall mean the documents, instruments, and agreements (other than the Licenses and the Other Agreements) to be executed and delivered by the Purchaser pursuant to Section 7.3.

         "Purchaser   Environmental  Condition"  shall  mean  any  Environmental
Condition which is not a Sellers' Environmental Condition.

         "Purchaser   Indemnified   Parties"  shall  mean  the  Purchaser,   its
Affiliates, its officers, directors, employees, and agents, and its fiduciaries, plan administrators, and other parties dealing with its employee benefit plans.

         "Purchaser Plan" shall mean the Barton Incorporated Employees' Profit-Sharing and 401(k) Plan or, in the case of the Union Employees, such "employee pension benefit plan" (as defined in Section 3(2) of ERISA) as may be established by the Purchaser pursuant to the Collective Bargaining Agreements.

         "Purchaser Subsidiary" shall mean any subsidiary of the Purchaser which enters into any License or Other Agreement in accordance with Section 11.6.

         "Purchaser's Accountants" shall mean Arthur Andersen LLP.

         "Rebate Programs" shall mean programs offering to consumers of the Products rebates, claimed by delivering to the Sellers (or, following the Closing, the Purchaser) or their agents coupons or tickets and proofs of purchase.

         "Records" shall have the meaning specified in Section 1.2(p).

         "Remedial Work" shall mean any remedial work, including any preliminary investigation or analyses, removal, remediation, cleanup, or post-remedial monitoring and reporting, required by any Environmental and Safety Requirements, and the obtaining of any Permits.

         "Required Consents" shall mean consents with respect to the Assigned Contracts as indicated on Schedule 1.2(m) and such other consents as are listed in Schedule 2.2.

         "Schenley License" shall have the meaning specified in Section 1.4.

          "Scotch Whisky Agreement" shall have the meaning specified in Section 4.6.

         "SEC  Financials"  shall mean the materials to be provided  pursuant to
Section 6.14 which are identified as "SEC Financials" on Schedule 6.14.

         "Securities Acts" shall mean the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Seller" or "Sellers" shall have the meaning specified in the preamble hereto.

          "Seller Affiliates" shall mean the Affiliates of the Sellers which are to execute and deliver Other Agreements.

         "Seller Indemnified Parties" shall mean the Sellers, their Affiliates, the Sellers' officers, directors, employees, and agents, and the Sellers' fiduciaries, plan administrators, and other parties dealing with the Sellers' employee benefit plans.

         "Sellers' Accountants" shall mean Price Waterhouse LLP.

         "Sellers' Environmental Condition" shall mean

                  (i) any matter  referred  to in Schedule  2.16(a),  other than item 3 on Schedule 2.16(a) (whether or not listed on Schedule 2.16(b)),

                  (ii)  any   violation   of  any   Environmental   and   Safety
         Requirements arising from the existence and operation prior to the Closing Date of the tanks referred to in item 2 of Schedule 2.16(b);

                  (iii) item 5 of Schedule 2.16(b),

                    (iv) any asbestos which the Sellers have Knowledge is friable at the Closing Date (whether or not listed on Schedule 2.16(b)),

                  (vi) any Environmental Condition not listed on Schedule 2.16(a) or Schedule 2.16(b) (A) of which the Sellers have Knowledge and which constitutes a violation of any Environmental and Safety Requirement, (B) which arises from any operations or business prior to the Closing Date other than the operation, by the Sellers or any predecessor owner or operator of either Plant, of a business which manufactures liquor products, (C) which arises from the release, discharge, storage, treatement, transportation, or disposal prior to the Closing Date of Hazardous Materials generated or used by the Plants, or (D) relates to a property previously owned by the Sellers or their Affiliates or any of their predecessors. "Sellers' Remedial Work" shall mean any Remedial Work relating to any Sellers' Environmental Condition; provided, that Sellers' Remedial Work shall not include any Remedial Work (i) performed or committed to by any Purchaser Indemnified Party prior to the expiration of the period in which the Sellers are entitled to give an Environmental Defense Notice (other than Remedial Work which could not reasonably have been delayed to the end of such period), (ii) if performed by the Sellers, other than as needed to meet the minimum standards of applicable Environmental and Safety Requirements, or
          (iii) if performed by the Purchaser, other than as needed to meet the standards of commercial reasonableness or applicable Environmental and Safety Requirements.

         "Services Agreements" shall have the meaning specified in Section 4.6.

          "Special Claim" shall mean any claim for indemnification under Section 8.1(a)(i) relating to any breach of any representation or warranty of the Sellers contained in Section 2.15 or 2.24.

         "Statement Date" shall mean December 31, 1994.

          "Surveys" shall mean the surveys of the Owned Property attached as Schedule S.

         "Taxes" shall mean all taxes of any kind, including, without limitation, those on, or measured by or referred to as, income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profits taxes, customs duties, or similar fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts imposed by any taxing authority, domestic or foreign.

         "Tax Reports" shall mean all tax reports relating to the Business required to be filed under applicable Law, including, without limitation, all such Federal, state, county, and city tax reports relating to spirits in bonded warehouses, tangible personal property taxes, excise taxes, records of gauge for tax determination and removal of bulk spirits from bond, claims for drawback, monthly wine reports, monthly reports of distillers, rectifiers, or bottles, customs duties, and income, business, occupation, sales, use, ad valorem, vehicle, and similar taxes and duties.

         "Terminated Foreign Distributor Agreements" shall have the meaning specified in Section 6.9(b).

         "Third Party Claim" shall have the meaning specified in Section 8.3.

         "Threshold Amount" shall mean $1,000,000.

          "Title Commitments" shall mean the title commitments with respect to the Owned Property attached as Schedule T, including the endorsements thereto.

         "Title Company" shall mean Chicago Title Insurance Company.

         "Title  Policies"  shall mean  title  policies  for the Owned  Property
issued  in  accordance  with  and   substantially  in  the  form  of  the  Title
Commitments.

          "Trademarks" shall mean, collectively, the U.S. Trademarks and the Foreign Trademarks.

         "Trade Names" shall have the meaning specified in Section 1.2(n).

          "Transfer Documents" shall mean the documents, instruments, and agreements (other than the Licenses and the Other Agreement) to be executed and delivered by the Sellers pursuant to Section 7.2.

         "Transferred Molds" shall have the meaning specified in Section 1.2(q).

          "Transferring Employees" shall mean those employees of the Sellers employed by a Seller on the Closing Date and who are either listed on Schedule
2.21 or are current Union Employees and those additional employees who become employed by a Seller in the ordinary course of business during the time period from the date of this Agreement to the Closing (provided, that any such additional employee which is a Non-Union Employee shall be a Transferring Employee only if he or she was hired or assigned to the Plants as a replacement for a Transferring Employee whose employment was terminated by such employee or the Sellers and at compensation not materially greater than such terminated employee received).

         "UDG" shall have the meaning specified in the preamble hereto.

          "UDMI Plan" shall mean the United Distillers Manufacturing, Inc. 401(k) Profit Sharing Plan.

         "UD Records" shall mean all records of the Sellers at the Plants, other than the Records, of the types listed on Schedule U.

         "Unaffiliated   Firm"  shall  mean  the  accounting  firm  selected  in
accordance with Section 1.8.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code enacted in the respective jurisdictions in which the Assets or the Sellers are located.

         "Union Employees" shall mean the employees at the Plant who are covered by the Collective Bargaining Agreements.

         "United States" shall mean only the 50 States of the United States of America and the District of Columbia.

         "U.S. Trademarks" shall have the meaning specified in Section 1.2(a).


                                   ARTICLE XI
                               GENERAL PROVISIONS

         SECTION 11.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by Federal Express, Express Mail, or similar overnight delivery or courier service, or by confirmed telecopy, or mailed, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to the Purchaser, to

                                    Barton Incorporated
                                    55 East Monroe Street
                                    Chicago, Illinois 60603
                                    Attention:  Fred R. Mardell, Esq.
                                                Vice President and
                                                General Counsel
                                    Facsimile:  (312) 346-5623

                           with a copy to

                                    Canandaigua Wine Company, Inc.
                                    116 Buffalo Street
                                    Canandaigua, New York  14424
                                    Attention:       Robert Sands, Esq.
                                                     Executive Vice President,
                                                     General Counsel and
                                                     Secretary
                                    Facsimile: (716) 396-7675

                  (b)      if to the Sellers, to

                                    United Distillers Glenmore, Inc.
                                    Six Landmark Square
                                    Stamford, CT  06901-2704
                                    Attention:  Mr. Frank P. McMorrow
                                                Senior Vice-President,
                                                Chief Financial Officer
                                    Facsimile:  (203) 359-7195

                           with a copy to

                                    Duane, Morris & Heckscher
                                    122 East 42nd Street
                                    New York, NY  10168
                                    Attention:  Michael H. Margulis, Esq.

                                    Facsimile:  (212) 499-0420

Any notice or other communication given by certified mail or confirmed telecopy shall be deemed given at the time of certification or confirmation thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 11.1 shall be deemed given at the time of receipt thereof.

         SECTION 11.2. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         SECTION 11.3. Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) except as provided in Section 6.21,
Article VIII, and Section 11.6, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          SECTION 11.4. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to conflicts of laws.

         SECTION 11.5. Publicity; Confidentiality. Neither the Sellers nor the Purchaser shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or the terms of this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed, and except as required by applicable Law. In the event that the Sellers, the Purchaser, or their respective Affiliates become legally compelled to disclose any information concerning the transactions contemplated by this Agreement, the compelled party shall provide the other with prompt written notice. Each party agrees to disclose only that portion of the information which is legally required to be disclosed and will exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be afforded such information to the fullest extent possible.

          SECTION 11.6. Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party; provided, that the rights but not obligations of any party herein may be assigned to one or more of such party's Affiliates; and provided further that the Purchaser may assign any of its rights to purchase any Assets, and its rights and obligations to enter into any of the Licenses or Other Agreements, to any Purchaser Subsidiary. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns.

          SECTION 11.7. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 11.8. Partial Invalidity. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

         SECTION 11.9. Waiver and Amendment. The waiver by the Sellers or the Purchaser of any breach of, or failure to comply with, any provision of this Agreement shall not be construed as or constitute a continuing waiver of such provision or a waiver of any other breach of or failure to comply with any provision of this Agreement. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless specifically made in writing and signed by the party against whom the enforcement of such waiver, amendment, or modification is sought.

         SECTION 11.10. Jurisdiction, Venue, and Service of Process. Each party hereto hereby irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

         SECTION 11.11. No Set-Off. Any payment required to be made pursuant to this Agreement shall be paid without any set-off, counterclaim, or deduction any party may have against the other.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                              BARTON INCORPORATED


                                                              By:____/s/Fred R. Martell_____
                                                                 Name:  Fred R. Mardell
                                                                 Title: Vice Pres.


                                                              UNITED DISTILLERS GLENMORE, INC.


                                                              By:___/s/ Frank P. McMorrow___
                                                                 Name:  Frank P. McMorrow
                                                                 Title: Sr. Vice Pres.

                                                              SCHENLEY INDUSTRIES INC.


                                                              By:___/s/ Frank P. McMorrow___
                                                                 Name:  Frank P. McMorrow
                                                                 Title: Vice Pres.

                                                              MEDLEY DISTILLING COMPANY


                                                              By:___/s/ Frank P. McMorrow___
                                                                 Name:  Frank P. McMorrow
                                                                 Title: Vice Pres.







                                                              UNITED DISTILLERS
                                                              MANUFACTURING, INC.


                                                              By:___/s/ Frank P. McMorrow__
                                                                 Name:  Frank P. McMorrow
                                                                 Title: Vice Pres.

                                                              THE VIKING DISTILLERY, INC.


                                                              By:___/s/ Frank P. McMorrow___
                                                                 Name:  Frank P. McMorrow
                                                                 Title: Vice Pres.



       l

                               LIST OF SCHEDULES

                                  Description

Schedule I                                       Sellers
Schedule 1.2(a)-1                                U.S. Trademarks Other than Inver House, El Toro,
                                                 and Schenley
Schedule 1.2(a)-2                                Inver House, El Toro, and Schenley Trademarks
Schedule 1.2(b)                                  Foreign Trademarks
Schedule 1.2(c)-1                                Chi-Chi's/Fleischmann's Licenses
Schedule 1.2(c)-2                                Chi-Chi's/Fleischmann's Trademarks
Schedule 1.2(f)                                  Plants
Schedule 1.2(g)                                  Manufacturing Equipment
Schedule 1.2(j)                                  Literature
Schedule 1.2(m)                                  Assigned Contracts
Schedule 1.2(n)                                  Trade Names
Schedule 1.2(o)                                  Prepaid Expenses
Schedule 1.2(p)                                  Records
Schedule 1.2(q)                                  Transferred Molds
Schedule 1.3(g)                                  Clarendon Equipment
Schedule 1.3(l)                                  Other Excluded Assets
Schedule 1.5(d)                                  Returns Policy
Schedule 1.7(b)                                  Estimated Purchase Price
Schedule 1.8(g)                                  Accounting Methodology
Schedule 1.9                                     Prorations
Schedule 2.2                                     Sellers Governmental Filings and Other Required
                                                 Consents
Schedule 2.3                                     Compliance with Applicable Laws
Schedule 2.4                                     Third Party Rights
Schedule 2.10                                    Litigation
Schedule 2.11                                    Orders
Schedule 2.12                                    Manufacturing Equipment
Schedule 2.13(b)                                 Owned Property - Exceptions
Schedule 2.14                                    Employees
Schedule 2.15(a)                                 Multi-Employer Matters
Schedule 2.15(b)                                 Welfare Plans
Schedule 2.15(c)                                 Employee Plan Exceptions
Schedule 2.16(a)                                 Environmental and Safety Requirements
Schedule 2.16(b)                                 Hazardous Materials
Schedule 2.16(c)                                 Off-Site Waste Disposals
Schedule 2.16(d)                                 Environmental and Safety Events and Circumstances
Schedule 2.17                                    Product Liabilities
Schedule 2.18                                    Permits
Schedule 2.19                                    Adverse Changes
Schedule 2.20                                    Rebate and Promotional Programs




                               Description

Schedule 2.21                                    Employees
Schedule 2.22                                    Shipments and Depletion Data
Schedule 2.23                                    Brand Profit and Loss Statements
Schedule 2.25                                    Distributors
Schedule 2.26                                    Suppliers
Schedule 3.2                                     Purchaser's Approvals
Schedule 6.2                                     Costs and Expenses
Schedule 6.4                                     Insurance Amounts
Schedule 6.5                                     Glass Molds
Schedule 6.6(h)                                  Depletion Days
Schedule 6.7                                     Approvals to be Applied for Post-Closing
Schedule 6.9(a)                                  Terminated U.S. Distributors
Schedule 6.9(b)                                  Terminated Foreign Distributor Agreements
Schedule 6.11(b)                                 Employment Terms
Schedule 6.11(d)                                 Severance Terms
Schedule 6.13                                    Product Differentiation
Schedule 6.14                                    Financial Statements
Schedule 8.1(a)                                  Indemnification Matters
Schedule 8.1(i)                                  Certain Liabilities
Schedule 8.8                                     Indemnification Limits
Schedule K-1                                     Sellers' Knowledge Persons
Schedule K-2                                     Purchaser's Knowledge Persons
Schedule S                                       Surveys
Schedule T                                       Title Commitments
Schedule U                                       UD Records




                                LIST OF EXHIBITS


                                   Description

Exhibit 1.4(a)                                   Forms of Container Licenses
Exhibit 1.4(b)                                   Form of Schenley License
Exhibit 4.6(a)                                   Form of Brandy Agreement
Exhibit 4.6(b)                                   Form of Bottling Agreement
Exhibit 4.6(c)                                   Forms of Canadian Whisky Agreements
Exhibit 4.6(d)                                   Form of Scotch Whisky Agreement
Exhibit 4.6(e)                                   Form of Barrel Agreement
Exhibit 4.6(f)                                   Form of Clarendon Lease
Exhibit 4.6(g)                                   Form of Flavoring Supply Agreement
Exhibit 4.6(h)                                   Form of California Agreement
Exhibit 4.6(i)                                   Form of Medley Agreements
Exhibit 4.6(j)                                   Form of Services Agreements
Exhibit 4.6(k)                                   Form of Guaranty
Exhibit 4.6(l)                                   Form of Corn Whiskey Agreement
Exhibit 5.6(m)                                   Form of Barton Guaranty
Exhibit 6.9(a)                                   Forms of Notice to Distributors
Exhibit 7.2(a)                                   Form of Sellers' Officer's Certificate
Exhibit 7.2(b)                                   Forms of Sellers' Counsels' Opinion
Exhibit 7.2(c)                                   Form of Trademark Assignment
Exhibit 7.2(d)                                   Form of Assignment and Assumption
Exhibit 7.2(e)                                   Form of Bill of Sale
Exhibit 7.2(f)-1                                 Form of Deed (Kentucky)
Exhibit 7.2(f)-2                                 Form of Deed (Georgia)
Exhibit 7.2(g)                                   Form of Copyright Assignment
Exhibit 7.2(l)                                   Form of Georgia Affidavit
Exhibit 7.2(o)                                   Form of Guinness America, Inc. Officer's Certificate
Exhibit 7.3(b)                                   Form of Purchaser's Officer's Certificate
Exhibit 7.3(c)                                   Form of Purchaser's Counsels' Opinion
Exhibit 7.3(f)                                   Forms of Resale Certificates
Exhibit 7.3(i)                                   Form of Purchaser's Officer's Certificate
